                                CREDIT AGREEMENT

                                  by and among

                              HYPERCOM CORPORATION,

                             The Banks Named Herein,


                                       and


                             BANK ONE, ARIZONA, NA,
                             as Administrative Agent
                                       and
                                 as Issuing Bank


                                       and


                              FLEET NATIONAL BANK,
                             as Documentation Agent


                                      with


                         BANC ONE CAPITAL MARKETS, INC.,
                                as Lead Arranger
                                       and
                                Sole Book Manager


                                   Dated as of

                                 August 31, 2000

                                TABLE OF CONTENTS
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                                                                                                                   PAGE
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ARTICLE 1. DEFINITION OF TERMS...................................................................................    2

1.1.     Definitions.............................................................................................    2
1.2.     Terms Generally.........................................................................................   18

ARTICLE 2. THE RLC...............................................................................................   20

2.1.     RLC Commitment..........................................................................................   20
2.2.     Revolving Line..........................................................................................   20
2.3.     RLC Notes...............................................................................................   21
2.4.     RLC.....................................................................................................   21
2.5.     Excess Balance Repayment................................................................................   24
2.6.     Reduction of RLC Commitment.............................................................................   24
2.7.     Conditions..............................................................................................   24
2.8.     Other RLC Advances......................................................................................   25
2.9.     Assignment..............................................................................................   25
2.10.    Issuance of Letters of Credit...........................................................................   25
2.11.    Issuance Procedure for Letters of Credit................................................................   26
2.12.    Letter of Credit Fees...................................................................................   26
2.13.    Disbursements...........................................................................................   27
2.14.    Reimbursement Obligations of Borrower...................................................................   27
2.15.    Nature of Reimbursement Obligations.....................................................................   27
2.16.    Banks Obligation........................................................................................   28
2.17.    Certain Requirements....................................................................................   28
2.18.    Risk Participations, Drawings, and Reimbursements.......................................................   29
2.19.    Repayment of Participations.............................................................................   30
2.20.    Role of the Issuing Bank................................................................................   31

ARTICLE 3. PAYMENTS, FEES AND EURODOLLAR PROVISIONS..............................................................   32

3.1.     Payments................................................................................................   32
3.2.     Fees....................................................................................................   33
3.3.     Computations............................................................................................   33
3.4.     Maintenance of Accounts.................................................................................   33
3.5.     Certain Contingencies...................................................................................   33
3.6.     Increased Capital Requirements..........................................................................   34
3.7.     Special Provisions for LIBOR Based Rate Advances........................................................   34

ARTICLE 4. SECURITY DOCUMENTS; CONTINUING GUARANTIES; INSPECTIONS................................................   37

4.1.     Security................................................................................................   37
4.2.     Security Documents......................................................................................   37
4.3.     Continuing Guarantees...................................................................................   38

ARTICLE 5. CONDITIONS PRECEDENT..................................................................................   39

5.1.     Initial Advance.........................................................................................   39
5.2.     No Event of Default.....................................................................................   41

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5.3.     No Material Adverse Change..............................................................................   41
5.4.     Representations and Warranties..........................................................................   41

ARTICLE 6. REPRESENTATIONS AND WARRANTIES........................................................................   42

6.1.     Organization and Good Standing..........................................................................   42
6.2.     Authorization and Power.................................................................................   42
6.3.     No Conflicts or Consents................................................................................   42
6.4.     Enforceable Obligations.................................................................................   43
6.5.     Accurate Information....................................................................................   43
6.6.     Purpose of Advances.....................................................................................   43
6.7.     Legal Proceedings; Hearings, Inquiries, and Investigations..............................................   43
6.8.     No Event of Default.....................................................................................   43
6.9.     Approvals and Permits...................................................................................   44
6.10.    Taxes...................................................................................................   44
6.11.    ERISA...................................................................................................   44
6.12.    Compliance with Law.....................................................................................   44
6.13.    Recitals................................................................................................   44
6.14.    Security Documents......................................................................................   44
6.15.    Survival................................................................................................   45
6.16.    Advances................................................................................................   45
6.17.    Not Subordinated........................................................................................   45
6.18.    No Stock Purchase.......................................................................................   45
6.19.    Solvent.................................................................................................   46
6.20.    Representations and Warranties Upon Delivery of Financial Statements, Documents,
         and Other Information...................................................................................   46
6.21.    Environmental Matters...................................................................................   46
6.22.    Investment Company Act..................................................................................   46
6.23.    Material Agreements.....................................................................................   46
6.24.    Subsidiaries............................................................................................   46
6.25.    Places of Business......................................................................................   47
6.26.    Labor Matters...........................................................................................   47

ARTICLE 7. AFFIRMATIVE COVENANTS..................................................................................  48

7.1.     Financial Statements, Reports and Documents.............................................................   48
7.2.     Payment of Taxes and Other Indebtedness.................................................................   50
7.3.     Maintain Existence and Management.......................................................................   50
7.4.     Notice of Default.......................................................................................   50
7.5.     Other Notices...........................................................................................   50
7.6.     Compliance with Credit Documents and Agreements.........................................................   51
7.7.     Use of Proceeds of Advances.............................................................................   51
7.8.     Assets and Property.....................................................................................   51
7.9.     Books and Records; Inspections..........................................................................   51
7.10.    Law; Judgments; Material Agreements; Approvals and Permits..............................................   52
7.11.    Benefit of Inspections..................................................................................   52
7.12.    ERISA...................................................................................................   52
7.13.    Further Assurances......................................................................................   52
7.14.    News Releases...........................................................................................   53

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7.15.    Insurance...............................................................................................   53
7.16.    New Subsidiaries........................................................................................   54
7.17.    Change in Control.......................................................................................   54
7.18.    Costs and Expenses of Performance of Covenants and Satisfaction of Conditions...........................   54
7.19.    Financial Covenants.....................................................................................   54
7.20.    Subordination...........................................................................................   55
7.21.    Eligible Marketable Securities..........................................................................   56
7.22.    Post-Closing............................................................................................   56
7.23.    Affiliated Transactions.................................................................................   56

ARTICLE 8. NEGATIVE COVENANTS....................................................................................   57

8.1.     Indebtedness............................................................................................   57
8.2.     Liens...................................................................................................   58
8.3.     Loans and Advances, Guarantees, Investments.............................................................   58
8.4.     Mergers, Consolidations, and Acquisitions...............................................................   59
8.5.     Disposition of Property.................................................................................   59
8.6.     Dividends, Distributions and Redemptions................................................................   60
8.7.     [Intentionally left blank.].............................................................................   60
8.8.     Amendments to Organizational Documents..................................................................   60
8.9.     Margin Stock............................................................................................   61
8.10.    Fiscal Year.............................................................................................   61
8.11.    Transfer Licenses or Patents............................................................................   61
8.12.    Other Agreements........................................................................................   61
8.13.    Subsidiary Payments.....................................................................................   61
8.14.    No Negative Pledge......................................................................................   61

ARTICLE 9. EVENTS OF DEFAULT.....................................................................................   62

9.1.     Events of Default.......................................................................................   62
9.2.     Remedies Upon Event of Default..........................................................................   64
9.3.     Performance by the Banks................................................................................   66
9.4.     Default.................................................................................................   66

ARTICLE 9A ADMINISTRATIVE AGENT..................................................................................   67

9A.1     Appointment and Authorization...........................................................................   67
9A.2     Exculpation.............................................................................................   67
9A.3     Administrative Agent and Affiliates.....................................................................   67
9A.4     Banks' Credit Decisions.................................................................................   67
9A.5     Indemnification.........................................................................................   68
9A.6     Administration..........................................................................................   68
9A.7     Default by a Bank.......................................................................................   70
9A.8     Collections; Sharing of Payments........................................................................   71
9A.9     Successor Administrative Agent..........................................................................   71
9A.10    Ownership and Possession of Credit Documents............................................................   71
9A.11    SEVERAL AND NOT JOINT NATURE OF OBLIGATIONS.............................................................   71
9A.12.   Relationship of Borrower to the Administrative Agents and the Banks.....................................   72
9A.13.   Distribution of Information.............................................................................   73
9A.14.   Issuing Bank............................................................................................   73

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9A.15    Documentation Agent.....................................................................................   73

ARTICLE 10. MISCELLANEOUS........................................................................................   74

10.1.    Modification............................................................................................   74
10.2.    Waiver..................................................................................................   74
10.3.    Payment of Expenses; Indemnification....................................................................   74
10.4.    Notices.................................................................................................   75
10.5.    Governing Law...........................................................................................   75
10.6.    Invalid Provisions......................................................................................   76
10.7.    Binding Effect..........................................................................................   76
10.8.    Entirety................................................................................................   76
10.9.    Relationship of the Banks and Borrower..................................................................   76
10.10.   Time of the Essence.....................................................................................   76
10.11.   Good Faith Standard.....................................................................................   76
10.12.   Assignments and Participations; Transferees.............................................................   77
10.13.   Headings................................................................................................   79
10.14.   Survival................................................................................................   79
10.15.   No Third Party Beneficiary..............................................................................   80
10.16.   Schedules and Exhibits Incorporated.....................................................................   80
10.17.   Setoff..................................................................................................   80
10.18.   JURY WAIVER.............................................................................................   80
10.19.   Counterparts............................................................................................   81


Schedules:

Schedule 6.7 - Legal Proceedings, Hearings, Inquiries and Investigations

Schedule 6.25 - Subsidiaries

Schedule 6.26 - Principal Places of Business of Domestic Related Parties

Schedule 8.1(b) - Existing Indebtedness


Exhibits:

Exhibit "A" - Form of Compliance Certificate

Exhibit "A-1" - Form of Borrowing Base Certificate

Exhibit "B" - Form of Notes

Exhibit "C" - Form of Security Agreement

Exhibit "D" - Form of Continuing Guarantee

Exhibit "E" - Form of Assignment and Acceptance

                                CREDIT AGREEMENT


         BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of the 31ST day of August, 2000 by and between HYPERCOM CORPORATION, a Delaware corporation (the "Borrower"), the banks and financial institutions that are parties to this Credit Agreement from time to time (the "Banks"), BANK ONE, ARIZONA, NA, a national banking association, as administrative agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Administrative Agent") and as Issuing Bank (as hereinafter defined), and FLEET NATIONAL BANK, as Documentation Agent, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has requested that the Banks establish a revolving line of credit (the "RLC") in the principal amount of $60,000,000.00 (i) to refinance existing debt outstanding under Borrower's existing revolving line of credit (the "Prior RLC"), (ii) to provide working capital financing and the issuance from time to time of letters of credit, and (iii) to provide funding assistance to Golden Eagle (as hereinafter defined).

         B. The Banks have agreed to do so upon the terms, conditions and provisions set forth herein.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1.

                               DEFINITION OF TERMS

1.1.     Definitions.

         For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section hereof referred to below:

         "Administrative Agent": See the Preamble hereto.

         "Advance" means an RLC Advance.

         "Affiliate" means each Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, Borrower; it being understood that no Subsidiary shall be deemed to be an Affiliate for any purpose under this Credit Agreement.

         "Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary for the conduct of the business and operations of Borrower.

         "Asset Securitization Obligations" means any obligation of a Related Party, existing or future, with respect to an Asset Securitization Transaction.

         "Asset Securitization Transaction" means (i) the sale of receivables with respect to Equipment Leases and related assets or (ii) the sale of Equipment Leases and related assets, together in either case with the ancillary transactions occurring in connection with a securitized financing of such sale.

         "Assignment and Acceptance": See Section 10.12(c).

         "Authorized Officer" means one or more officers of the Borrower duly authorized (and so certified to the Banks by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to the Banks in the exercise of the Banks' reasonable discretion), acting alone, to request Advances and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

         "Bank One" means Bank One, Arizona, NA, a national banking association.

         "Banks":  See the Preamble hereto.

         "Base Rate" means the higher of (i) the Prime Rate, or (ii) the sum of the Federal Funds Rate and fifty basis points.

         "Borrower":  See the Preamble hereto.

         "Business Day" means a day of the year on which commercial banks are not required or authorized to close in Phoenix, Arizona, and, with respect to a LIBOR Based Rate RLC Advance, a day other than a Saturday, Sunday or any other day on which commercial banks in London are ordered to be closed by law or executive order.

         "Capital Lease Obligations" means, as of the date of calculation, any and all lease obligations of the Related Parties on a consolidated basis that, in accordance with GAAP, have been or are required to be capitalized on the books of the Related Parties.

         "Cash Equivalents" means (a) securities with maturities of 180 days or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) demand deposits, certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements having maturities of 180 days or less from the date of acquisition issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital and surplus and unrestricted profits aggregating at least $500,000,000, commercial paper of an issuer rated at least A-2 by Standard & Poor's Rating Group or P-2 by Moody's Investors Service, Inc. (or carrying an equivalent rating by a nationally recognized rating agency if both of the two named agencies cease publishing ratings of investments) and having maturities of 180 days or less from the date of acquisition, and (d) money market accounts or funds not less than 95% of the funds of which are invested only in the foregoing and the liquidity of which is reasonably satisfactory to the Administrative Agent.

         A "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51.0% or more of the outstanding shares of voting stock of the Borrower.

         "Cirilium" means Cirilium Corporation, an Arizona corporation, a joint venture between Borrower and Inter-Tel Corporation.

         "Closing Date" means August 31, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Collateral" means any real or personal property of any Person subject to the Security Documents.

         "Commitment" means the RLC Commitment.

         "Compliance Certificate":  See Section 7.1(c) hereof.

         "Continuing Guarantee":  See Section 4.3 hereof.

         "Control" means the power to direct or cause the direction of the management or policies of a Person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

         "Counsel" means an attorney duly admitted to practice law before the highest court of any state.

         "Credit Agreement": See the Preamble hereto.

         "Credit Documents" means this Credit Agreement, the Notes (including any renewals, extensions, restatements and refundings thereof), the Security Documents, the Specified Hedging Agreements, the Continuing Guarantees, the Fee Letter, and any written agreements, certificates or documents (and with respect to this Credit Agreement, the Notes, the Security Documents, the Continuing Guarantees and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

         "Credit Facilities" means the RLC.

         "Default" means one of the following events has occurred:

                  (i) The failure of Borrower to pay any principal amount specified herein or in any Note when due or any interest or other amount specified herein.

                  (ii) Admission by Borrower or any other Related Party of insolvency or bankruptcy or its ability or failure generally to pay its debts as they become due, or Borrower or any other Related Party makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for Borrower or any other Related Party, or for a major part of its property.

                  (iii) Appointment of a trustee in bankruptcy, custodian or receiver for Borrower or any other Related Party or for a major part of its property.

                  (iv) Institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, by or against Borrower or any other Related Party (other than bankruptcy proceedings instituted by Borrower or any other Related Party against third parties), and, if instituted against Borrower or any other Related Party, allowance against Borrower or any other Related Party or consent by Borrower or any other Related Party to such proceedings.

         "Default Rate" means an interest rate per annum equal to three percent (3.0%) above the rate that would otherwise be payable under the terms of the Notes.

         "Disbursement": See Section 2.13.

         "Disbursement Date": See Section 2.13.

         "Distributions" means all dividends and other distributions made by the Borrower to the shareholders, other than salary, bonuses and other compensation for services expended in the current accounting period.

         "Documentation Agent" means Fleet National Bank. The Documentation Agent shall have no rights, duties or responsibilities under the Credit Documents in its capacity as such.

         "Dollars" and the sign "$" mean lawful currency of the United States of America.

         "Domestic" means any entity formed under the laws of a state of the United States of America.

         "EBITDA" means for any period Net Income for such period plus to the extent deducted from revenues in determining such Net Income: (i) Interest Expense, (ii) expenses for income taxes paid or accrued, (iii) depreciation,
(iv) amortization, and (v) extraordinary losses incurred other than in the ordinary course of business (including foreign currency translation losses and Non-Cash Losses related to Borrower's share of equity losses of Cirilium), and less to the extent included in Net Income, extraordinary gains realized other than in the ordinary course of business (including foreign currency translation gains and Non-Cash Gains related to Borrower's share of equity profits of Cirilium), all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "EBITDA Ratio" means, as of the last day of any fiscal quarter of Borrower, the ratio of (i) the sum of Indebtedness less Adjusted Eligible Marketable Securities as of the last day of such fiscal quarter to (ii) EBITDA, determined on a consolidated basis in accordance with GAAP, for the prior twelve
(12) month period ending on such date, where "Adjusted Eligible Marketable Securities" means Eligible Marketable Securities adjusted to include all cash, whether or not subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Banks.

         "Eligible Account Receivable" means an amount owing to any Domestic Related Party, excluding Golden Eagle, payable in Dollars as determined by the Administrative Agent in its reasonable judgment, which has arisen from the delivery and/or shipment of products previously made and from services rendered, in each case, for which an invoice has been issued thereby to its customer ("Customer") (a) which amount is not subject to any material offset, dispute, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Banks and is not subject to any other Lien other than for the benefit of Bank One, (c) which amount has not remained unpaid for more than 90 days after the date of the original related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from the Customer to the Domestic Related Party has remained unpaid for more than 90 days after the date of the original related invoice, (e) which amount is not owing from a Customer located in a foreign country whose payment is not insured or supported by a letter of credit to the reasonable satisfaction of the Administrative Agent, (f) which amount is not owing from the United States of America or any agency, department or subdivision thereof unless consented to by all of the Banks, (g) which amount is not owing from a Customer that is a Related Party or an Affiliate thereof, (h) which amount is not owing from a Customer generally failing to pay its debts when they become due or subject to any Insolvency Proceeding, (i) which amount is not evidenced by any notes or other instruments unless consented to by all of the Banks, and (j) which amounts the Domestic Related Party has the unqualified right to assign and does comply with all applicable legal requirements.

         "Eligible Inventory" means, as of the date of determination, the value of all Inventory then owned by and in the possession of a Domestic Related Party, excluding Golden Eagle, and held for sale or completed disposition in the ordinary course of business which the Administrative Agent, in its reasonable judgment, deems Eligible Inventory, based on such considerations as Administrative Agent may from time to time determine to be appropriate in the course of administering similar asset-based credit facilities for its own account and in which Administrative Agent holds a valid, perfected, first priority security interest for the benefit of the Banks, valued at the lower of
(a) actual cost or (b) fair market value. Without limiting the generality of the foregoing, Eligible Inventory shall not include (i) Inventory in which a Person (other than Administrative Agent or Bank One) has a Lien, (ii) Inventory that consists of work in progress, (iii) Inventory that has been shipped or delivered to a customer on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase, return or conditional basis or that is subject to a book overdraft, (iv) Inventory with respect to which a claim exists disputing the title of a Domestic Related Party to or the right to possession of the Inventory, (v) Inventory that is not in working condition or does not materially comply with all applicable laws, rules and regulations with respect to its manufacture, use or sale, (vi) Inventory that is located outside of the United States, (vii) Inventory produced in violation of the Fair Labor Standards Act (28 U.S.C. Section 201, et seq., as amended from time to time),
(viii) Inventory that is not located at a location specified in the Security Documents, (ix) Inventory that has become stale, spoiled, defective, obsolete or has been damaged or is not otherwise saleable in the ordinary course of business in its present state for the use for which it was manufactured or purchased, and
(x) Inventory that exceeds $10,000,000.00 in total aggregate value that is located in one or more leased premises for which landlord lien waivers have not been obtained satisfactory to the Administrative Agent.

         "Eligible Marketable Securities" means the sum, valued at current market value, of (a) all cash held by a Related Party and Marketable Securities held by a Domestic Related Party, excluding Golden Eagle, which (i) are not subject to any offset, restriction or any other Lien other than for the benefit of Bank One, (ii) are subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Banks pursuant to the Security Documents and (iii) with respect to any cash in excess of $10,000,000.00 is subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Banks, less (b) $5,000,000.00; provided that in the event such sum is less than zero dollars ($0) (i.e. negative), the sum shall be deemed to be zero dollars ($0).

         "Equipment Lease" means an equipment lease between a third party as lessee and Golden Eagle or other Related Party as lessor, assignee or purchaser of lessor's interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

         "Eurodollar Rate Reserve Percentage" for the Interest Period for each LIBOR Based Rate RLC Advance means the reserve percentage applicable three (3) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Based Rate RLC Advances is determined) having a term equal to such Interest Period.

         "Event of Default": one of the events defined as such in Section 9.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Factor Grid" means until the Compliance Certificate for the period ending December 31, 2000 is received, the Factors shown in Tier 2 below, and thereafter the following:

                                                    The LIBOR             The Variable       The RLC
If the EBITDA                                       Based Rate Factor     Rate Factor        Non-Use Fee
Ratio is as follows: then                           is as follows:        Is as follows:     Factor is as follows:
--------------------------------------------------  ------------------    --------------     ---------------------
Tier 1.Less than 2.0 to 1.0                               175 bp*                 0                  25 bp*

Tier  2.Equal to or greater  than 2.0 to 1.0,  but         200 bp                 0                  30 bp
not more than 2.75

Tier  3.Greater  than  2.75 to 1.0,  but not  more         225 bp               25 bp                35 bp
than 3.5 to 1.0

Tier 4.Greater than 3.5 to 1.0                             250 bp               50 bp                50 bp

*bp means basis points

         Notwithstanding anything herein to the contrary, the Factors shown in Tier 4 shall apply (i) effective sixty (60) days after the end of a fiscal quarter if the Compliance Certificate has not been delivered by Borrower on or before such date until said Compliance Certificate has been delivered, and (ii) upon the occurrence of an Event of Default and the continuation thereof.

         "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)." If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate." If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Fee Letter" means one or more letter agreements of even date herewith between Borrower and the Administrative Agent and/or certain Banks, as amended, modified and restated from time to time.

         "Financial Covenants" means those covenants described in Section 7.19 hereof.

         "Foreign" means any entity formed other than under the laws of a state of the United States of America.

         "Fronting Fee":  See Section 2.12(b) hereof.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, the EBITDA Ratio for purposes of the Factor Grid, standards or terms in this Credit Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Credit Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, the EBITDA Ratio, standards and terms in this Credit Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Golden Eagle" means Golden Eagle Leasing, Inc., an Arizona corporation.

         "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

         "Guarantor" means each Subsidiary that has delivered a Continuing Guarantee to the Administrative Agent for the benefit of the Banks.

         "Honor Date" has the meaning specified in Section 2.18(b).

         "Indebtedness" means, with respect to any Person, whether or not contingent, (a) all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent of such Person for borrowed money or for the deferred purchase price of property or services (excluding trade payables to the extent incurred in the ordinary course of business, payable in customary practice and not more than ninety (90) days past due) or that is evidenced by a note, bond, debenture or similar instrument,
(b) all Capital Lease Obligations of such Person and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (c) all obligations of such Person, in respect of letters of credit or banker's acceptances issued for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof,
(e) the net amount payable by such Person in respect of Interest Rate Protection Agreements, (f) any mandatorily redeemable preferred stock, (g) any Asset Securitization Obligation unless otherwise excluded below in this definition, and (h) to the extent not otherwise included, any guaranty by such Person of any other Person's indebtedness, obligations or liability described in clauses (a) through (g) above; it being understood that (i) any Asset Securitization Obligation of Golden Eagle shall not be considered Indebtedness for any purpose under this Credit Agreement, (ii) Indebtedness of the Related Parties in the aggregate shall be computed without duplication, (iii) all outstanding letters of credit, including without limitation any Letter of Credit issued hereunder, issued for the account of a Related Party shall be considered Indebtedness for all purposes under this Credit Agreement, and (iv) the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership or joint venture) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Insolvency Proceeding" means any proceeding undertaken under the federal bankruptcy laws or state insolvency, reorganization or liquidation proceedings.

         "Intercreditor Agreement":  See the definition of Permitted Liens.

         "Interest Expense" means, for any period, (determined on a consolidated basis, without duplication, in accordance with GAAP) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations but excluding the capitalization and amortization of any capitalized financing fees) accrued or capitalized during such period (whether or not actually paid during such period).

         "Interest Period" means for each LIBOR Based Rate RLC Advance, the period commencing on the date of such LIBOR Based Rate RLC Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the date after the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be one month, two months or three months, as selected by Borrower (A), for a new RLC Advance, in the request for a LIBOR Based Rate RLC Advance or (B), for an outstanding RLC Advance, in the request for a LIBOR Based Rate RLC Advance to continue bearing interest at the LIBOR Based Rate or (C), for an outstanding Variable Rate RLC Advance, in the request to convert to a LIBOR Based Rate RLC Advance; provided, however, that:

                  (i) Interest Periods commencing on the same date shall be of the same duration;

                  (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) No Interest Period with respect to any RLC Advance shall extend beyond the RLC Maturity Date.

         "Interest Rate Protection Agreement" means any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

         "Inventory" means all present and future inventory of each Domestic Related Party, as the term "inventory" is defined in the UCC.

         "Issuance Date" means the date on which a Letter of Credit is delivered to the beneficiary thereof.

         "Issuance Request" means a request for a Letter of Credit duly executed by Borrower in a form satisfactory to the Issuing Bank.

         "Issue" means, with respect to any Letter of Credit, to issue or, by amendment or otherwise, to extend the expiry of, or to renew or increase or decrease the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means Bank One in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement Letter of Credit issuer arising under this Credit Agreement.

         "LC Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Variable Rate Advance.

         "LC Obligations" means at any time the sum of (a) the Outstanding LC Balance under the RLC, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding LC Borrowings.

         "Letter of Credit" means a letter of credit issued by the Issuing Bank for the account of Borrower pursuant to Article 2 hereof.

         "Letter of Credit Fee": See Section 2.12(a) hereof.

         "Letter of Credit Fee Factor" means one and one-half percent (1.50%) per annum.

         "LIBOR Based Rate" means the rate per annum equal to the sum of (i) the LIBOR Based Rate Factor per annum in effect, and (ii) the rate per annum obtained by dividing (A) the offered rate for the period equal to or next greater than the Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by the Administrative Agent from an alternate, substantially similar independent source available to the Administrative Agent or shall be calculated by the Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate, by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. The LIBOR Based Rate will change to the extent of any change in the LIBOR Based Rate Factor. The LIBOR Based Rate Factor shall be recalculated as of January 1, 2001 based on the Compliance Certificate for the period ending December 31, 2000 (with any balance owed the Banks or the Borrower, as the case may be, promptly paid to the Banks or the Borrower as the case may be) and thereafter shall be recalculated sixty
(60) days after the end of each subsequent fiscal quarter (the "LBR Effective Date") based on the Compliance Certificate for the prior fiscal quarter and applied as of the LBR Effective Date to all LIBOR Based Rate RLC Advances outstanding on the LBR Effective Date and to those made on or after the LBR Effective Date.

         "LIBOR Based Rate Factor" means that "LIBOR Based Rate Factor" as shown on the Factor Grid.

         "LIBOR Based Rate RLC Advance" means an RLC Advance that bears or is requested to bear interest at a LIBOR Based Rate. Each LIBOR Based Rate RLC Advance shall be in a minimum amount of $1,000,000.00 with increments of $500,000.00.

         "Lien" means each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

         "Loans" means the RLC, each being a Loan.

         "Loan Fees":  See Section 3.2 hereof.

         "Marketable Securities" means: (A) commercial paper: securities rated in the highest short-term debt category by at least two of the six nationally recognized statistical rating organizations, those being: Moody's, S&P, Duff & Phelps, Fitch, Thomson Bank Watch, and International Bank Credit Analysis; (B) asset-backed securities: issues with a credit rating of AAA or better by Moody's or S&P; (C) corporate notes: commercial paper with a credit rating of A-1 or better by S&P or P-1 by Moody's; or (D) money market: funds investing in like instruments of the type described in clauses (A)-(C) above.

         "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of this Credit Agreement or any other Credit Document, (ii) materially impairs the ability of Borrower or any other Related Party to fulfill its obligations under this Credit Agreement or any Credit Documents, (iii) causes an Event of Default or (iv) has a material adverse effect on the business, property condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole.

         "Maturity Date" means the RLC Maturity Date.

         "Maximum LC Commitment" means FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

         "Net Income" means, for any period, the net income or net loss for such period of the Borrower, on a consolidated basis, determined in conformity with GAAP.

         "New Domestic Subsidiary":  See Section 7.16 hereof.

         "Non-Cash Gain" means any gain recognized by any Related Party, including without limitation any profit related to Cirilium.

         "Non-Cash Loss" means any loss recognized by any Related Party, including without limitation any loss related to Cirilium.

         "Notes" means the RLC Notes, each being a Note.

         "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower or any other Related Party to the Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon (including without limitation, for the avoidance of doubt, interest accruing thereon after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

         "Outstanding LC Balance" in effect at any time means the maximum aggregate amount available to be drawn at such time under all outstanding Letters of Credit, the determination of such maximum amount to assume compliance with all conditions for a Disbursement.

         "Payment Date" means (i) as to any interest payment, the fifth day of each month, commencing September 5, 2000, and (ii) as to the RLC Non-Use Fee, the Letter of Credit Fee and the Fronting Fee, the fifth day of each calendar quarter, commencing October 5, 2000; provided that if any such day is not a Business Day, then such Payment Date shall be the next successive Business Day.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Permitted Liens" means Liens which consist of the following:

                  (a) Liens created under the Credit Documents;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, and which Liens are not yet subject to execution by creditors;

                  (c) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law or created in the ordinary course of business and in existence less than ninety (90) days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, and which Liens are not yet subject to execution by creditors;

                  (d) Liens with respect to any existing Bank One financing listed on Schedule 8.1(b), such Liens to be subject to an Intercreditor Agreement between Bank One and the Administrative Agent satisfactory to all of the Banks (as it may be amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement");

                  (e) Liens arising in any Asset Securitization Transaction on the assets of Golden Eagle or any Foreign Subsidiary;

                  (f) Liens on newly acquired property of Borrower, Golden Eagle or any other Domestic Subsidiary that is not Collateral in order to secure Indebtedness permitted to be incurred pursuant to Section 8.1;

                  (g) Liens securing Indebtedness permitted to be incurred by Foreign Subsidiaries pursuant to Section 8.1(l) on the assets of such Foreign Subsidiaries; and

                  (h) Existing liens on assets not constituting Collateral securing any Capital Lease Obligations and other Indebtedness permitted under Section 8.1(n).

         "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

         "Pledge Agreement":  See Section 4.1(b).

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Prior RLC": See Recital A hereto.

         "Pro Rata Share" with respect to any individual Bank, or Pro Rata Shares with respect to all of the Banks, as the case may be, means the applicable percentage or percentages of each Commitment, each Advance and each Letter of Credit assigned to each of the Banks as set forth on the signature pages hereto, in addenda to this Credit Agreement or in any Assignment and Acceptance.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulatory Change" means any change effective after the date of this Credit Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including the Banks, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Related Party" means any of Borrower and each Subsidiary of Borrower consolidated or combined with Borrower in the audited financial statements initially delivered by Borrower to the Banks and "Related Parties" means, collectively, all such Persons.

         "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

         "Required Banks" means, at any time, Banks having Pro Rata Shares representing at least 66-2/3% of the aggregate Commitment.

         "RLC":  See Recital A hereto.

         "RLC Advance" means a disbursement of the proceeds of the RLC.

         "RLC Balance" means (i) with respect to the RLC on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of RLC Advances occurring on such date; plus (ii) with respect to any outstanding LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including changes occurring as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "RLC Borrowing Base" means an amount equal to the sum of the following:

                  (i) the RLC Borrowing Base Exclusion;

                  (ii) eighty percent (80.0%) of the aggregate book value of the Eligible Accounts Receivable of all Domestic Related Parties, excluding Golden Eagle;

                  (iii) fifty percent (50.0%) of the aggregate book value of the Eligible Inventory of all Domestic Related Parties, excluding Golden Eagle; and

                  (iv) eighty percent (80.0%) of Eligible Marketable Securities.

         "RLC Borrowing Base Certificate" means a certificate of an Authorized Officer setting forth a detailed reconciliation of the RLC Balance against the RLC Borrowing Base, substantially in the form of Exhibit "A-1" attached hereto, signed by an Authorized Officer, together with a schedule of Eligible Inventory, setting forth the locations of Eligible Inventory and whether and how much of the Eligible Inventory consists of raw materials, finished goods or otherwise.

         "RLC Borrowing Base Exclusion" means TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00).

         "RLC Commitment" means SIXTY MILLION AND NO/100 DOLLARS
($60,000,000.00).

         "RLC Commitment Fee": See Section 3.2(b) hereof.

         "RLC Commitment Fee Factor" means thirty basis points (0.30%).

         "RLC Maturity Date" means August 31, 2002.

         "RLC Non-Use Fee": See Section 3.2(a).

         "RLC Non-Use Fee Factor" means that "RLC Non-Use Fee Factor" as shown on the Factor Grid.

         "RLC Note" means a Revolving Promissory Note of even date herewith substantially in the form attached hereto as Exhibit B, in the amount of a Bank's Pro Rata Share of the RLC Commitment, executed by Borrower and delivered to a Bank pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications, restatements or replacements thereof.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreement":  See Section 4.1(a).

         "Security Documents":  See Section 4.2.

         "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any Related Party or any guaranty in excess of $500,000.00 in outstanding principal (or principal equivalent) amount.

         "Specified Hedging Agreement" means any Interest Rate Protection Agreement between any Related Party and any Bank or any Affiliate of any Bank and which is entered into in connection with or otherwise relates to this Credit Agreement (including any such agreement which hedges the interest rate(s) hereunder).

         "Stated Amount" of a Letter of Credit means the Stated Amount as stated in the Letter of Credit.

         "Stated Expiry Date" of a Letter of Credit means the expiration date as provided in the Letter of Credit.

         "Stock" means all shares, options, interests, participations, or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing.

         "Subordinated Debt" means Indebtedness whose payment is subordinated in writing to the payment of the Loans and the other obligations of Borrower under this Credit Agreement, to the satisfaction of all of the Banks.

         "Subsidiary" means any corporation, partnership or other entity of which at least a majority (i.e., greater than fifty percent (50%)) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at that time directly or indirectly owned or controlled by Borrower or one or more of its Subsidiaries. Any special purpose entity formed by Borrower for the express purpose of entering into any Asset Securitization Transaction permitted by this Credit Agreement, for purposes of this Credit Agreement, shall not be a Subsidiary.

         "Total Indebtedness" means all Indebtedness of the Related Parties on a consolidated and combined basis (excluding intercompany Indebtedness).

         "Variable Rate" means the rate per annum equal to the sum of (i) the Variable Rate Factor per annum, and (ii) the Base Rate per annum as in effect from time to time. The Variable Rate will change (i) on each day that the "Base Rate" changes and (ii) to the extent of any change in the Variable Rate Factor. The Variable Rate Factor shall be recalculated as of January 1, 2001 based on the Compliance Certificate for the period ending December 31, 2000 (with any balance owed the Banks or the Borrower, as the case may be, promptly paid to the Banks or the Borrower, as the case may be) and thereafter shall be recalculated sixty (60) days after the end of each subsequent fiscal quarter (the "VR Effective Date") based on the Compliance Certificate for the prior fiscal quarter and applied as of the VR Effective Date to all Variable Rate Advances outstanding on the VR Effective Date and to those made on or after the VR Effective Date.

         "Variable Rate Advance" means an Advance that bears, or is requested to bear, interest at the Variable Rate.

         "Variable Rate Factor" means that "Variable Rate Factor" as shown on the Factor Grid.

         "Variable Rate RLC Advance" means an RLC Advance that bears or that is requested to bear interest at the Variable Rate.

         1.2. Terms Generally.

                  (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                  (e) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

                  (f) No rule of strict construction shall be applied against the Administrative Agent, any Bank, the Issuing Bank or the Documentation Agent in interpreting any Credit Document.

                                   ARTICLE 2.

                                     THE RLC

         2.1. RLC Commitment.

         Each Bank agrees, severally but not jointly, to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, an amount that shall not exceed that Bank's Pro Rata Share of the lesser of the RLC Commitment or the RLC Borrowing Base.

         2.2. Revolving Line.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, each Bank shall provide to Borrower a revolving line of credit (each, a "RLC"), against which a Bank shall fund its Pro Rata Share of each RLC Advance to be made to Borrower, repaid by Borrower, and readvanced to Borrower, as Borrower may request, and the Issuing Bank shall issue such Letters of Credit as Borrower shall request, which may be terminated or repaid by Borrower and reissued provided that (i) there is no Event of Default under any provision of this Credit Agreement, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the RLC Balance to exceed the lesser of the RLC Commitment or the RLC Borrowing Base, (iii) no Bank shall be obligated under any circumstances to fund an RLC Advance in excess of that Bank's Pro Rata Share of the requested RLC Advance, (iv) the aggregate amount of a Bank's funding of the RLC Balance at any one time outstanding shall not exceed its Pro Rata Share of the lesser of the RLC Commitment or the RLC Borrowing Base, and (v) no Letter of Credit shall be issued with a Stated Expiry Date later than the RLC Maturity Date. The Banks shall not be obligated to fund their Pro Rata Share of any RLC Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded.

                  (b) The failure of any Bank to fund its Pro Rata Share of an RLC Advance in accordance with its Pro Rata Share of the lesser of the RLC Commitment or the RLC Borrowing Base shall not relieve any other Bank of its several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder.

                  (c) RLC Advances may be made for the purpose of refinancing the Prior RLC, of providing to Borrower working capital financing, of providing funding assistance to Golden Eagle, or of funding a Disbursement under a Letter of Credit for any such purpose.

         2.3. RLC Notes.

         The RLC of each Bank shall be evidenced by an RLC Note and shall bear interest and be payable to the order of such Bank upon the terms and conditions contained therein. The aggregate amount funded by a Bank under its RLC Note less all repayments of principal thereof shall be the principal amount owing and unpaid on its RLC Note and its RLC. The principal amount funded by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its RLC Note and shall be entered by the Bank on its ledgers and computer records; provided that the failure of the Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its RLC Note. The entries made in the ordinary course of business by a Bank on its ledgers and computer records and any notations made in the ordinary course of business by a Bank on any such schedule annexed to its RLC Note shall be presumed to be accurate until the contrary is established. If requested, Borrower shall confirm in writing to the Administrative Agent each RLC Advance.

         2.4. RLC.

         The RLC shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                           (i) Except to the extent that an RLC Advance bears
                  interest at the LIBOR Based Rate, on the unpaid principal of each RLC Advance at the Variable Rate.

                           (ii) To the extent Borrower shall elect and to the
                  extent not otherwise provided herein, on the unpaid principal of an RLC Advance at the LIBOR Based Rate.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

                  (d) Each request for an RLC Advance shall, in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the LIBOR Based Rate, and (iii), if the RLC Advance is to bear interest at the LIBOR Based Rate, (A) specify the Interest Period, (B) be delivered to Administrative Agent before 9:00 a.m. (Phoenix, Arizona local time) at least three (3) Business Days prior to the date of the requested RLC Advance, and (C) be in a minimum amount of $1,000,000.00 with increments of $500,000.00. Any RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the LIBOR Based Rate shall bear interest at the Variable Rate.

                  (e) After receiving a request for an RLC Advance in the manner provided herein, the Administrative Agent shall promptly notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such request and such Bank's Pro Rata Share of the requested RLC Advance. Each Bank shall, subject to the terms and conditions hereof, before 11:00 a.m. (Phoenix, Arizona local time) on the date an RLC Advance is to be made as specified in a request for an RLC Advance, deposit with the Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Administrative Agent. The failure of any Bank to fund its Pro Rata Share of any RLC Advance required of it hereunder shall not relieve any other Bank of its obligation to fund its Pro Rata Share of any RLC Advance hereunder. If any Bank fails to fund its Pro Rata Share of the requested RLC Advance and if all conditions to such RLC Advance have apparently been satisfied, the Administrative Agent will make available to Borrower the funds received by it from the other Banks. Neither the Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

                  Unless the Administrative Agent shall have received notice from a Bank prior to the time any RLC Advance is to be made that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such RLC Advance in accordance with this Section and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the requested RLC Advance available to the Administrative Agent (the "Principal Shortfall Amount"), once the Administrative Agent has made available the Principal Shortfall Amount to the Borrower pursuant to the immediately preceding sentence, Borrower agrees to repay the Principal Shortfall Amount to the Administrative Agent within five (5) Business Days of written demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at the rate per annum equal to the rate otherwise applicable to the RLC Advance in question.

                  (f) If Borrower desires that a LIBOR Based Rate RLC Advance continue to bear interest at the LIBOR Based Rate after the end of an existing Interest Period, Borrower shall deliver to the Administrative Agent a notice making such election and specifying the new Interest Period. If Borrower does not deliver such notice at least three (3) Business Days prior to the end of such Interest Period, then after the existing Interest Period the LIBOR Based Rate RLC Advance shall become a Variable Rate RLC Advance and shall bear interest at the Variable Rate.

                  (g) Borrower may upon written notice to and received by the Administrative Agent not later than 9:00 a.m. (Phoenix, Arizona local time) (i) on the third Business Day, in the case of any conversion of a Variable Rate RLC Advance into a LIBOR Based Rate RLC Advance and (ii) on the first Business Day in the case of any conversion of a LIBOR Based Rate RLC Advance into a Variable Rate RLC Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type; provided, however, that any conversion of a LIBOR Based Rate RLC Advance (A) shall only be made on the last day of the applicable Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLC Advance in a minimum amount of $1,000,000.00 with increments of $500,000.00. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted. After receiving any such notice, the Administrative Agent shall promptly notify each Bank by telephone, telefacsimile or cable and deliver a copy thereof to each Bank.

                  (h) Each request for an RLC Advance as well as each election by the Borrower that an RLC Advance continue to bear interest at the LIBOR Based Rate after the end of an existing Interest Period and each conversion request shall be irrevocable and binding on Borrower once the request is received by the Administrative Agent and the Administrative Agent notifies the Banks of the request. Prior to the Administrative Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to borrow a requested RLC Advance or to fulfill, on or before the date specified for an RLC Advance in any request for an RLC Advance, the conditions to such RLC Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such RLC Advance when such RLC Advance, as a result of such failure, is not made on the date so specified.

                  (i) No RLC Advance shall be requested by Borrower to bear a LIBOR Based Rate, whether pursuant to a request for an RLC Advance or a conversion hereunder, so long as there shall have occurred an Event of Default and such Event of Default is continuing.

                  (j) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (k) Upon an Event of Default, including failure to pay upon final maturity, the Required Banks, at their option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate to the Default Rate, and/or (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

         2.5. Excess Balance Repayment.


         There shall be due and payable from Borrower to the Banks, and Borrower shall immediately repay to the Banks, without notice or demand, from time to time, any amount by which the RLC Balance exceeds the lesser of the RLC Commitment or the RLC Borrowing Base.

         2.6. Reduction of RLC Commitment.

         Borrower shall have the right at any time upon at least seven (7) days' prior written notice to the Administrative Agent to reduce the aggregate amount of the RLC Commitment; provided, that the amount of each such reduction shall be in a minimum aggregate amount of $1,000,000.00 or an integral aggregate multiple of $100,000.00 in excess thereof and that no such reduction shall reduce (i) the amount of the RLC Commitment to less than the RLC Balance, or (ii) the amount of a Bank's Pro Rata Share of the RLC Commitment to less than the amount of the RLC Balance funded by such Bank. Any reduction in the aggregate amount of the RLC Commitment shall reduce each Bank's share of the RLC Commitment by its Pro Rata Share of the aggregate amount of such reduction. The Administrative Agent shall promptly notify each Bank of any such notice of reduction received from the Borrower. Any reduction in the RLC Commitment may not be reinstated without the mutual prior consent of the Borrower and the Banks.

         2.7. Conditions.

         The Banks shall have no obligation to fund their Pro Rata Shares of any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, the Banks (each acting in its own sole and absolute discretion) may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and the Banks, at any time, in their sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.8. Other RLC Advances.

         The Administrative Agent, at the direction of all of the Banks, after giving written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against Borrower's property, (ii) interest accrued and payable upon the RLC, (iii) any indebtedness, charges and expenses that are the obligation of Borrower under this Credit Agreement, and (iv) any charges or matters necessary to cure any Event of Default.

         2.9. Assignment.

         Borrower shall have no right to any RLC Advance other than to have the same disbursed by the Administrative Agent in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, by the Borrower of this Credit Agreement or any right or obligation hereunder shall not be binding upon or in any way affect the Banks without the written consent of all of the Banks; the Administrative Agent, at the direction of the Banks may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.10. Issuance of Letters of Credit.

                  (a) Subject to the terms and conditions of this Credit Agreement, (i) the Issuing Bank agrees from time to time before the RLC Maturity Date to issue Letters of Credit for the account of the Borrower for normal business purposes; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower, subject to the prior approval by each Bank of the provisions of each Letter of Credit. Each reference in this Credit Agreement to the "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall be deemed to include any extension or renewal of a Letter of Credit.

                  (b) Each Letter of Credit shall (i) by its terms be issued in a Stated Amount; (ii) have a Stated Expiry Date no later than the RLC Maturity Date; (iii) expire or be terminated by the beneficiary thereunder on or before its Stated Expiry Date; (iv) not cause the RLC Balance after the issuance of said Letter of Credit to exceed the lesser of the RLC Commitment or the RLC Borrowing Base; (v) not cause the LC Obligations after the issuance of said Letter of Credit to exceed the Maximum LC Commitment, and (vi) be a standby (i.e., not a commercial) letter of credit.

                  (c) In addition to the conditions otherwise specified in this Section, the obligation of the Issuing Bank to issue a Letter of Credit shall be subject to the further condition precedent that the following statements shall be correct, and each of the application for such Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of the issuance of such Letter of Credit such statements are correct:

                           (i) The representations and warranties in Article 6
                  are correct on and as of the date of the issuance of such Letter of Credit, before and after giving effect to such issuance, as though made on and as of such date;

                           (ii) No Event of Default has occurred and is
                  continuing; and

                           (iii) The conditions in Section 2.2(a) are satisfied
                  as of the date of issuance of the Letter of Credit, before and after giving effect to such issuance.

         2.11. Issuance Procedure for Letters of Credit.

         By delivery to the Issuing Bank of an Issuance Request on or before 9:00 a.m. (Phoenix, Arizona time) three (3) Business Days prior to the requested Issuance Date, and the execution of such applications and agreements as the Issuing Bank may reasonably request, Borrower may request the issuance of a Letter of Credit in such form as Borrower may reasonably request. Each Issuance Request shall include the form of the Letter of Credit, the amount and other terms thereof. Subject to the terms and conditions of this Credit Agreement, the Issuing Bank will issue such Letter of Credit on the Issuance Date specified in the Issuance Request submitted in connection therewith. The Issuing Bank and Borrower agree that all Letters of Credit issued pursuant to the terms of this Article shall be subject to the terms and conditions and entitled to the benefits of this Credit Agreement and the other Credit Documents.

         2.12. Letter of Credit Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, a letter of credit fee at the rate of the Letter of Credit Fee Factor on the average daily undrawn stated amount under such Letter of Credit, such fee to be payable in arrears on each Payment Date with respect to the fee accrued to but not including the first day of each quarter and on the RLC Maturity Date (the "Letter of Credit Fee").

                  (b) The Borrower also agrees to pay to the Issuing Bank for its own account with respect to each Letter of Credit, (x) a fronting fee (the "Fronting Fee") at the rate of 0.25% per annum on the average daily undrawn stated amount of such Letter of Credit, such fee to be payable in arrears on each Payment Date with respect to the fee accrued to but not including the first day of each quarter and on the RLC Maturity Date, and (y) reasonable documentary and processing charges in connection with the issuance of modification of and draws under such Letter of Credit in accordance with the Issuing Bank's standard schedule for such charges as in effect from time to time.

         2.13. Disbursements.

         The Issuing Bank will notify Borrower of the presentment for payment of a Letter of Credit by any beneficiary thereto, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of the Letter of Credit, the Issuing Bank shall make such payment (a "Disbursement") to the beneficiary of the Letter of Credit. Each such Disbursement shall be deemed to be an RLC Advance hereunder in accordance with
Section 2.18(c).

         2.14. Reimbursement Obligations of Borrower.

         Borrower's obligation under Section 2.18(b) to reimburse the Banks with respect to each Disbursement (including interest thereon) in respect of any Letter of Credit and to repay any RLC Advance relating thereto shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against the Banks, the Issuing Bank, the Administrative Agent or the beneficiary thereof, including any defense based upon the occurrence of any Event of Default, any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the Letter of Credit (if, in Issuing Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of the Letter of Credit; provided, however, that nothing herein shall adversely affect the right of Borrower to commence any proceeding against Issuing Bank for any wrongful Disbursement made by Issuing Bank under the Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Issuing Bank.

         2.15. Nature of Reimbursement Obligations.

         Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Banks nor the Issuing Bank (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit;

                  (c) failure of any beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) failure of the Issuing Bank to notify Borrower pursuant to
         Section 2.18(b);

                  (e) errors, omissions, interruption or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (f) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary of a Letter of Credit in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted the Banks or the Issuing Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Banks or the Issuing Bank in good faith shall be binding upon the Borrower and shall not put the Banks or the Issuing Bank under any resulting liability to Borrower.

         2.16. Banks Obligation.

         Nothing herein shall be deemed to relieve any Bank from its obligations, subject to the other terms and conditions hereof, to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         2.17. Certain Requirements.

         The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any requirement of law applicable to the Issuing Bank or any request or directive (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost, or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                  (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 5 is not then satisfied;

                  (iii) the Stated Expiry Date of any requested Letter of Credit is not in accord with the requirements of Section 2.10(b), unless all of the Banks have approved such Stated Expiry Date;

                  (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                  (v) such Letter of Credit is to be used for a purpose other than as provided herein or denominated in a currency other than Dollars.

         2.18. Risk Participations, Drawings, and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of any drawing, respectively. For purposes of the applicable Commitment, each Issuance of a Letter of Credit shall be deemed to utilize each Bank's Pro Rata Share of said Commitment by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Issuing Bank shall not be under any obligation to honor any Disbursement request under any Letter of Credit unless (i) such request is delivered to the Issuing Bank by the beneficiary of such Letter of Credit, and (ii) such request is accompanied by the original documents required by the Letter of Credit for any Disbursement. The Borrower shall reimburse the Issuing Bank prior to 11:00 a.m. (Phoenix, Arizona local time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower is required but fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Phoenix, Arizona local time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice received by it from the Administrative Agent pursuant to Paragraph (b) above make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Banks shall (subject to paragraph (d)) each be deemed to have made a Variable Rate RLC Advance to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (Phoenix, Arizona local time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period and such amount and interest shall be immediately due and payable to the Administrative Agent; the obligation of such Bank to make such payment to the Administrative Agent shall not be waived by the Administrative Agent without the prior written consent of the Borrower. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section.

                  (d) With respect to any unreimbursed drawing, the Borrower shall be deemed to have incurred from the Issuing Bank a Variable Rate RLC Advance in the amount of such drawing.

                  (e) Each Bank's obligation in accordance with this Credit Agreement to make the Variable Rate Advance, as contemplated by this Section, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense, or other right which such Bank may have against the Issuing Bank, the Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, or a Material Adverse Effect, or (iii) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         2.19. Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section 2.18, or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

                  (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         2.20. Role of the Issuing Bank.

                  (a) Each Bank and Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Administrative Agent-related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or (ii) any action taken or omitted in the absence of gross negligence or willful misconduct.

                                   ARTICLE 3.

                    PAYMENTS, FEES AND EURODOLLAR PROVISIONS

         3.1. Payments.


                  (a) All payments and prepayments by the Borrower of principal of and interest on the Notes and all fees, expenses and any other Obligation payable to the Administrative Agent or the Banks in connection with the Loans shall be nonrefundable and made in Dollars and in immediately available funds to the Banks not later than 11:00 a.m. (Phoenix, Arizona local time) on the dates called for under this Credit Agreement, at the main office of the Administrative Agent (or the Issuing Bank, if the payment is governed by Section 3.11(b) hereof) in Phoenix, Arizona. Funds received after such hour shall be deemed to have been received by the Administrative Agent (or the Issuing Bank, if applicable) on the next Business Day. Payment to the Administrative Agent as aforesaid shall be deemed payment to the Banks as well, regardless of whether the Administrative Agent makes the distributions contemplated by Section 9A.8.

                  (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other Event of Default, the Banks reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

                  (c) Interest shall be due and payable on each Loan on each Payment Date and on each applicable Maturity Date.

                  (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

                  (e) Borrower agrees that the Administrative Agent may electronically debit its account 1134-2313 maintained by Borrower with the Administrative Agent or any other account designated by Borrower in a separate written agreement with the Administrative Agent for each payment due hereunder, including without limitation the payment of any fees and costs due the Banks and the Administrative Agent.

                  (f) All payments due under the Credit Documents are to be made by the Borrower without offset, counterclaim or other reduction.

         3.2. Fees.

                  (a) RLC Non-Use Fee. Borrower agrees to pay the Administrative Agent for distribution to the Banks pursuant to Section 9A.8 a quarterly fee (the "RLC Non-Use Fee") in an annualized amount equal to the RLC Non-Use Fee Factor times the average daily undrawn balance of the RLC Commitment during the prior calendar quarterly period. For purposes of calculating the RLC Non-Use Fee, the Outstanding LC Balance on any date shall be deemed to have been drawn. The RLC Non-Use Fee shall initially accrue from the Closing Date, shall accrue to but not including the first day of each quarter, shall be due and payable in arrears on each Payment Date after written notice of such amount due by the Administrative Agent to Borrower and shall be non-refundable.

                  (b) RLC Commitment Fee. Borrower agrees to pay the Administrative Agent for distribution to the Banks pursuant to Section 9A.8 a fee (the "RLC Commitment Fee") in an amount equal to the RLC Commitment Fee Factor times the RLC Commitment on the Closing Date.

                  (c) Letter of Credit Fee. See Section 2.12 hereof.

                  (d) Other Fees. Borrower agrees to pay such other fees as may be separately agreed to between Borrower, the Administrative Agent, the Issuing Bank and Bank One.

         3.3. Computations.

         All fees and interest on each Note shall be computed on the basis of a year of 360-days/year and accrue on a daily basis for the actual number of days elapsed.

         3.4. Maintenance of Accounts.

         The Banks shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Credit Agreement, the entries made in the ordinary course of business in such account or accounts shall be presumptive, absent manifest error, evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Notes.

         3.5. Certain Contingencies.

         If circumstances arise which would (or would upon the giving of notice) entitle a Bank to receive additional payments pursuant to Section 3.6, 3.7(b) or 3.7(c), then the Bank shall promptly, upon becoming aware of such circumstances, notify the Borrower and, to the extent that it can legally do so without material prejudice to its own position and without the expenditure of any material amounts, the Bank shall take such reasonable steps as may be available to it to mitigate the effects of such circumstances.

         3.6. Increased Capital Requirements.

         In the event that, as a result of any Regulatory Change, compliance by any Bank with any applicable law or governmental rule, requirement, regulation, guideline or order (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Bank or any institution controlling the Bank as a consequence of or with reference to any Commitment, the issuance of a Letter of Credit or amounts outstanding under the Notes to a level below that which the Bank or such other corporation could have achieved but for such change or compliance (taking into consideration the policies of the Bank or such other corporation with respect to capital), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such reduction. The applicable Bank will notify the Borrower of any Regulatory Change that will entitle the Bank to compensation pursuant to this Section as promptly as practicable, but in any event within ninety (90) days after the Bank obtains knowledge thereof; provided, however, that if the Bank fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, the Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the Bank does give such notice. Such Bank shall deliver to the Borrower a written certificate which states the additional amount(s) due and payable, showing in reasonable detail the calculation of such amount and provide evidence to substantiate the Bank's claim for such amount(s).

         3.7. Special Provisions for LIBOR Based Rate Advances.

                  (a) Funding: Notwithstanding any provision of the Credit Documents to the contrary, the Banks shall be entitled to fund and maintain their funding of all or any part of any Advance in any manner they see fit; provided, however, that for the purposes of the Notes, all determinations thereunder shall be made as if the Banks had actually funded and maintained each Advance bearing interest at the LIBOR Based Rate during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the LIBOR Based Rate for such Interest Period.

                  (b) Inadequacy of Eurodollar Pricing: If, due to any Regulatory Change, there shall be any increase in the cost to a Bank of agreeing to make or making, funding, or maintaining Advances bearing interest at the LIBOR Based Rate (including, without limitation, any increase in any applicable reserve requirement), then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any additional costs that the Bank reasonably determines are attributable to such Regulatory Change. The Bank will notify the Borrower of any Regulatory Change that will entitle the Bank to compensation pursuant to this paragraph as promptly as practicable, but in any event within ninety (90) days after the Bank obtains knowledge thereof; provided, however, that if the Bank fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, the Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the Bank does give such notice. The Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by the Bank for compensation under this paragraph. Determinations by the Bank of the amounts required to compensate the Bank shall be conclusive, absent manifest error. The Bank shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by the Bank.

                  (c) Illegality: Notwithstanding any provision of the Credit Documents, if a Bank shall notify the Borrower that as a result of a Regulatory Change it is unlawful for the Bank to make Advances at the LIBOR Based Rate, or to fund or maintain Advances bearing interest at the LIBOR Based Rate , (i) the obligations of the Bank to make Advances at the LIBOR Based Rate and to convert Advances to the LIBOR Based Rate shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the LIBOR Based Rate unlawful, the Borrower shall forthwith prepay in full all Advances bearing interest at the LIBOR Based Rate then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified herein, unless the Borrower, within five
         (5) Business Days of notice from the Bank, converts all Advances bearing interest at the LIBOR Based Rate then outstanding into Advances bearing interest at the Variable Rate pursuant to the conversion procedures herein and pays all amounts in connection with such prepayments or conversions specified herein.

                  (d) Market Disruption: Notwithstanding any other provision of the Credit Documents, if prior to the commencement of any Interest Period, the Required Banks shall determine (i) that United States dollar deposits in the amount of any Advance bearing interest at the LIBOR Based Rate to be outstanding during such Interest Period are not readily available to the Banks in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Based Rate for such Interest Period in the manner prescribed in the definition of "LIBOR Based Rate," then the Administrative Agent shall promptly give notice thereof to the Borrower and the obligation of the Banks to create, continue, or effect by conversion any Advance bearing interest at the LIBOR Based Rate in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest

         Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the LIBOR Based Rate.

                  (e) Prepayment: Borrower may, upon at least three (3) Business Days' notice in the case of LIBOR Based Rate Advances and one (1) Business Day's notice in the case of Variable Rate Advances to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding principal balance of the Loan in whole or in part at any time prior to the applicable Maturity Date as stated in such notice by Borrower. With any prepayment of a LIBOR Based Rate Advance or with any conversion of a LIBOR Based Rate Advance to a Variable Rate Advance, in either case other than on the last Business Day of the Interest Period for such LIBOR Based Rate Advance (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date), (b) with such prepayment, shall pay an administrative fee of $250.00, and (c) on demand, shall reimburse the Banks and hold the Banks harmless from all losses and expenses incurred by the Banks as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. The Banks' determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

                                   ARTICLE 4.

                               SECURITY DOCUMENTS;
                       CONTINUING GUARANTIES; INSPECTIONS

         4.1. Security.


                  (a) So long as any Bank has any Commitment outstanding to Borrower and so long as any Loan or other Obligation is outstanding, Borrower shall cause such Loan and Borrower's other obligations under this Credit Agreement to be secured at all times by a valid and effective first priority security interest granted pursuant to a security agreement substantially in the form attached hereto as Exhibit "C" (each, a "Security Agreement"), each duly executed and delivered by or on behalf of Borrower and, other than Golden Eagle, each Domestic Subsidiary, granting the Administrative Agent on behalf of the Banks and the Issuing Bank a valid and enforceable security interest in all of its personal property described therein, subject to no Lien other than Permitted Liens.

                  (b) In addition, so long as any Bank has any Commitment outstanding to Borrower and so long as any Loan or other Obligation is outstanding, Borrower shall cause such Loan and Borrower's other obligations under this Credit Agreement to be secured at all times by a valid and effective first priority security interest granted pursuant to a security and pledge agreement (the "Pledge Agreement"), duly executed and delivered by or on behalf of Borrower and each applicable Domestic Subsidiary, granting the Administrative Agent on behalf of the Banks and the Issuing Bank a valid and enforceable security interest in sixty-five percent (65.0%) of all issued and outstanding stock, securities and/or equity interests in each Foreign Subsidiary.

                  (c) The Banks agree that Borrower and any Domestic Subsidiary may exclude from the security interest granted to the Banks foreign leases separately identified to the Banks (the "Excluded Foreign Leases"), which Excluded Foreign Leases may be sold by Borrower and any such Domestic Subsidiary without any further consent from the Banks.

         4.2. Security Documents.

         All of the documents required by this Article 4 shall be in form satisfactory to the Banks, the Issuing Bank and their counsel, and, together with any Financing Statements from Borrower and each Domestic Subsidiary for filing and/or recording, and any other items required by the Banks and the Issuing Bank to fully perfect and effectuate the liens and security interests of the Banks and the Issuing Bank contemplated by the Security Agreement and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

         4.3. Continuing Guarantees.

         So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be guaranteed at all times by a continuing guarantee substantially in the form attached hereto as Exhibit "D" (each a "Continuing Guarantee") from each Domestic Subsidiary for the benefit of the Banks.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

         The obligations of the Banks to make the Loans and to make the initial Advance hereunder or the Issuing Bank's obligation to issue the initial Letter of Credit is subject to the full prior satisfaction of each of the following conditions precedent and, as to each future Advance and/or Letter of Credit, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 5.2, 5.3, 5.4 and if applicable 5.5 hereof:

         5.1. Initial Advance.

         Prior to the initial Advance or Letter of Credit subject to Section 5.5 hereof, the Administrative Agent shall have received the following, each in form and substance satisfactory to the Required Banks:

                  (a) This Credit Agreement. This Credit Agreement, duly executed by Borrower.

                  (b) The Notes. The Notes, each duly executed, as provided in
         Article 2 hereof.

                  (c) Officer's Certificate. A certificate signed by an Authorized Officer of the Borrower, stating that (to the best knowledge and belief of the Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 of this Credit Agreement and in the other Credit Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred since the date of the last financial statements of Borrower heretofore delivered to the Banks.

                  (d) Organizational Documents. A copy of the current organizational documents of Borrower, of each existing Domestic Subsidiary and to the extent available of each existing Foreign Subsidiary, including all amendments thereto, certified as current and complete by the appropriate authority of the jurisdiction of said entity's formation, together with, except with respect to any Foreign Subsidiary, evidence of said entity's good standing in said entity's jurisdiction of formation.

                  (e) Secretary's Certificate and Resolution. A certificate of the secretary or assistant secretary of Borrower and each Domestic Subsidiary, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the by-laws of said entity in effect on the date of passage of the resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) no change has been made to said entity's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by the Administrative Agent, and (iii) attached thereto are proper resolutions, authorizations and certificates relating to the authority of any person executing documents on behalf of such entity.

                  (f) Security Agreement. Security Agreements executed by the Borrower and each Domestic Subsidiary, other than Golden Eagle, together with such other documents and transfer powers necessary to perfect the Banks' security interest in any Marketable Securities.

                  (g) Financing Statements. UCC-1 Financing Statements executed by the Borrower and each Domestic Subsidiary, other than Golden Eagle, for each state in which the Borrower and/or such Subsidiary has a business location.

                  (h) Continuing Guarantee. A Continuing Guarantee executed by each Domestic Subsidiary.

                  (i) Compliance Certificate. A Compliance Certificate executed by the Borrower, indicating that Borrower is in compliance with all Financial Covenants as of June 30, 2000, reflecting on a pro forma basis the proposed Golden Eagle conduit financing, together with a fully executed RLC Borrowing Base Certificate, and aging and listing of all Eligible Accounts Receivables and an inventory listing.

                  (j) Opinion of Counsel. An opinion of counsel to Borrower and each Guarantor as to those matters reasonably required by the Banks.

                  (k) Financial Statements. A copy of Borrower's consolidated quarterly financial statements as of June 30, 2000.

                  (l) Fees and Costs. Payment of all fees due and payable on the Closing Date and all costs of the Administrative Agent and the Banks.

                  (m) Prior RLC. Evidence that the Prior RLC is no longer outstanding.

                  (n) Liens. No Liens other than Liens permitted pursuant to
         Section 8.2 shall be outstanding. All other Liens shall have been terminated.

                  (o) Fee Letter. The Fee Letter executed by the Borrower.

                  (p) Insurance Certificates. Insurance certificates satisfying the requirements of Section 7.15.

                  (q) Pledge Agreement. Pledge Agreements executed by Borrower and each applicable Domestic Subsidiary together with, to the extent then available, any instruments, certificates and transfer powers, to the extent necessary to perfect the Banks' security interests in the stock securities and/or equity interest in each Foreign Subsidiary.

                  (r) Landlord Lien Waivers. On a best efforts basis, landlord lien waivers executed by the landlords of any leased real property at which Collateral is located.

                  (s) Intercreditor Agreement. The Intercreditor Agreement between Bank One and the Administrative Agent for the benefit of the Banks, acknowledged by the Borrower and the Domestic Subsidiaries, other than Golden Eagle.

                  (t) Agency Account Agreement. A Security Agreement as to Borrower's agency account executed by Borrower and the agent thereunder.

                  (u) Additional Information. Such other information and documents as may reasonably be required by the Banks or their counsel.

         5.2. No Event of Default.

         No Event of Default known to Borrower shall have occurred and be continuing, or result from the making of the Loans.

         5.3. No Material Adverse Change.

         Since the date of the most recent financial statements provided to the Banks by Borrower, no change shall have occurred in the business or financial condition of Borrower or any of its Subsidiaries that could have a Material Adverse Effect.

         5.4. Representations and Warranties.

         The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

         To induce the Banks to make the Loans, Borrower represents and warrants to the Banks that:

         6.1. Organization and Good Standing.

         Borrower is duly organized under Delaware law, validly existing and in good standing in all states in which the nature of its business and property makes such qualifications necessary or appropriate. Each Subsidiary is validly existing and in good standing in all jurisdictions in which the nature of its business and property make such qualifications necessary or appropriate. The Borrower and each Subsidiary has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those jurisdictions wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future if failure to do so would have a Material Adverse Effect.

         6.2. Authorization and Power.

         Borrower has the corporate power and requisite authority to execute, deliver and perform this Credit Agreement, the Notes and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Notes and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Notes and such other Credit Documents.

         6.3. No Conflicts or Consents.

         Neither the execution and delivery of this Credit Agreement, the Notes or the other Credit Documents to which Borrower or any Subsidiary is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will contravene or conflict with: (i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it may be bound, or to which its assets may be subject, the violation of which could reasonably be expected to result in a Material Adverse Effect, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person under any agreement or instrument is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         6.4. Enforceable Obligations.

         This Credit Agreement, the Notes and the other Credit Documents to which Borrower or any Subsidiary is a party are the legal, valid and binding obligations of Borrower and any such Subsidiary, enforceable against Borrower and any such Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         6.5. Accurate Information.

         All information in any loan application, financial statement, certificate, or other document, and all other information delivered by or on behalf of Borrower or any of its Subsidiaries to the Banks is materially correct and complete, and there are no omissions therefrom that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Effect since the date of such information. The consolidated financial statements heretofore delivered to the Banks by the Borrower were prepared on an accrual basis in accordance with GAAP and fairly present in all material respects the consolidated financial conditions and consolidated results of their operations as at the dates thereof and for the periods covered thereby.

         6.6. Purpose of Advances.

         The purpose of the Advances is as set forth in Recital A and Section 2.2(c). The purpose of the Advances is a business purpose and not a personal, family, or household purpose.

         6.7. Legal Proceedings; Hearings, Inquiries, and Investigations.

         No legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Effect, and to the best knowledge of Borrower, there exist no facts that would form any basis for any of the foregoing, and except as described on Schedule 6.7 attached hereto, as of the date hereof no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority.

         6.8. No Event of Default.

         No Event of Default has occurred and is continuing.

         6.9. Approvals and Permits.

         Each of the Borrower and its Subsidiaries has obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of the business of the Borrower and its Subsidiaries except where the failure to obtain or maintain any such Approval or Permit would not have a Material Adverse Effect. Borrower and its Subsidiaries own or lease all material assets and property necessary for conduct of the business and operations of Borrower and its Subsidiaries. Such owned assets and property are not subject to any liens and encumbrances, other than the Permitted Liens.

         6.10. Taxes.

         It and each of its Subsidiaries has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay could have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         6.11. ERISA.

         Borrower and each of its Subsidiaries is, in all material respects, in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by the Borrower or its Subsidiaries and subject to ERISA. To the best of Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by the Borrower. Neither the Borrower nor any of its Subsidiaries is a party to any Multiemployer Plan (as defined in ERISA).

         6.12. Compliance with Law.

         It and each of its Subsidiaries is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         6.13. Recitals.

         The recitals and statements of intent with respect to Borrower appearing in this Credit Agreement are true and correct in all material respects.

         6.14. Security Documents.

         The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable first priority liens, security interests and assignments, except to the extent (if any) otherwise expressly agreed in writing by the Banks, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application to the enforcement of creditors' rights.

         6.15. Survival.

         All representations and warranties made herein shall survive the execution of this Credit Agreement and the execution and delivery of all other documents and instruments in connection with the Loans, so long as the Banks have any commitment to Borrower hereunder and until all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

         6.16. Advances.

         Each request for an Advance or the issuance of a Letter of Credit shall constitute an affirmation that the representations and warranties contained herein are true and correct as of the time of such request and that all other conditions set forth in Sections 5.2, 5.3 and 5.4, have been satisfied in full. All representations and warranties made herein shall survive the execution of this Credit Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as the Banks have any commitment to lend hereunder and until the Obligations have been paid in full and all of Borrower's obligations under this Credit Agreement, the Loans and all Security Documents have been fully discharged.

         6.17. Not Subordinated.

         The obligations of Borrower under this Credit Agreement are not subordinated in right of payment to any other obligation of Borrower.

         6.18. No Stock Purchase.

                  (a) No part of the proceeds of any financial accommodation made by the Banks in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

                  (b) No portion of the Note proceeds shall be used directly or indirectly to purchase ineligible securities, as defined by the applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Banc One Corporation during the underwriting period and for thirty (30) days thereafter.

         6.19. Solvent.

         It and each of its Subsidiaries (both before and after giving effect to the obligations contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and reasonably believes it will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         6.20. Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information.

         Each delivery by Borrower to the Banks of financial statements, other documents, or information after the date of this Credit Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is materially correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements present fairly the financial condition and results of operations of Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby in every material respect.

         6.21. Environmental Matters.

         It is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material liability (contingent or otherwise) in connection with any improper treatment, storage, disposal or release into the environment of any hazardous or toxic waste or substance or with respect to any other environmental matter.

         6.22. Investment Company Act.

         It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         6.23. Material Agreements.

         It is not in default in any material respect under any Significant Debt Agreement or any other material agreement or instrument.

         6.24. Subsidiaries.

         Except for direct and indirect Subsidiaries listed on Schedule 6.24, Borrower has no existing direct or indirect Subsidiary that conducts any business or operations.

         6.25. Places of Business.

         The principal place of business of each Domestic Related Party and the office where such Domestic Related Party keeps the records relating to its Collateral and all contracts relating thereto and all accounts arising therefrom is located at the address referenced for such Domestic Related Party in Schedule 6.25.

         6.26. Labor Matters.

         There are no strikes or other material labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower or any Domestic Subsidiary. Hours worked and payments made to the employees of the Borrower and its Domestic Subsidiaries have not been in violation of the Fair Labor Standards Act (as described in the definition of Eligible Inventory) or any other applicable law dealing with such matters. All payments due from the Borrower or any Domestic Subsidiary, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Credit Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

         Until payment in full of the Notes and the complete performance of the Obligation, and so long as any Bank has any Commitment outstanding to Borrower, Borrower agrees that it will comply with, and to the extent applicable cause each Subsidiary, Domestic and Foreign except as otherwise noted, to comply with, the following covenants:

         7.1. Financial Statements, Reports and Documents.

         Borrower shall deliver, or cause to be delivered, to the Banks each of the following:

                  (a) Within one hundred twenty (120) days after the close of each fiscal year of the Borrower, commencing May 5, 2001, and within sixty (60) days after the close of each fiscal quarter, beginning with that fiscal year and quarter that includes the Closing Date, consolidated, and for each fiscal year consolidating, financial statements of the Borrower and its Subsidiaries, including a balance sheet, statement of income and expenses and statement of cash flows, all in reasonable detail and prepared according to GAAP. All quarterly statements shall be Borrower prepared by the Borrower, and shall be delivered to the Banks with a certificate from the chief financial officer of the Borrower or other officer of the Borrower satisfactory to the Banks. Annual consolidated statements shall be audited by an independent certified public accountant (reasonably acceptable to the Required Banks) and such statements shall contain no material qualification and shall also be certified by the chief financial officer of the Borrower, or other officer of the Borrower satisfactory to the Banks. Annual consolidating schedules shall be prepared by the Borrower and shall be delivered to the Banks with a certificate from the chief financial officer of the Borrower, or other officer of the Borrower satisfactory to the Banks. When requested by the Banks, the Borrower shall promptly deliver, in writing, such further information as the Banks may reasonably request relating to any such financial statements.

                  (b) On December 1, 2000 and thereafter annually no later than December 1, the Borrower shall deliver to the Banks a detailed consolidated budget for the following fiscal year (including a projected balance sheet of the Related Parties as of the end of the following fiscal year, and the related combined and consolidated statements of income, cash flows and shareholders' equity of the Related Parties), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of the chief financial officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

                  (c) Within sixty (60) days after the end of each fiscal quarter, a certificate (the "Compliance Certificate") substantially in the form attached hereto as Exhibit "A" signed by the chief financial officer of the Borrower, (i) stating that a review of the activities of the Borrower during such fiscal quarter has been made under such officer's supervision, that, as of such date, the Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default or no other event that with the passing of time or the giving of notice or both would become an Event of Default exists under any of the same or, if any Event of Default and/or such other event shall have occurred, specifying the nature and status thereof, and stating that all financial statements of the Borrower delivered to Bank during the respective period pursuant to Section 7.1(a) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments, and (ii) setting forth in such level of detail as the Banks shall reasonably require a calculation of the Financial Covenants as of the end of that quarter.

                  (d) No later than forty-five (45) days after the end of each month if the RLC Balance has been at any time in the prior month in excess of the RLC Borrowing Base Exclusion, otherwise after the end of each fiscal quarter, a fully executed RLC Borrowing Base Certificate together with the following:

                           (i) An aging and listing of all Eligible Accounts
                  Receivable prepared in accordance with GAAP which itemizes each account debtor by name and address and which states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns, and allowances;

                           (ii) An aging and listing of all trade accounts
                  payable prepared in a similar manner;

                           (iii) A listing of Eligible Inventory broken out by
                  raw materials and finished goods in a form satisfactory to the Banks; and

                           (iv) A listing of Marketable Securities in a form
                  satisfactory to the Banks.

                  (e) No later than sixty (60) days after each fiscal quarter from Borrower a pro forma reforecast to the extent applicable of the most recent Projections.

                  (f) When filed, copies of each filing with the SEC made by the Borrower, including without limitation its annual 10-K and quarterly 10-Q reports.

                  (g) When requested by the Banks, the Borrower and the Guarantors shall promptly deliver, in writing, to the Administrative Agent such additional financial information and financial statements as any of the Banks may reasonably request.

         7.2. Payment of Taxes and Other Indebtedness.

         Borrower and each Subsidiary will pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property, and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         7.3. Maintain Existence and Management.

         The Borrower and each Subsidiary shall maintain in full force and effect all material rights and licenses necessary to carry on its business, the failure of which to so maintain could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary shall maintain its entity existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

         7.4. Notice of Default.

         The Borrower shall give notice in writing to the Banks (i) thirty (30) days prior to any change in the name of the Borrower or ownership interest in the Borrower that would result in a Change in Control, (ii) promptly of any actions, suits or proceedings involving Borrower or any Subsidiary that could have a Material Adverse Effect, or (iii) promptly upon the occurrence of any Event of Default or any other event that with the passing of time or the giving of notice or both would become an Event of Default.

         7.5. Other Notices.

         Borrower will promptly notify the Banks of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement or other material agreement or instrument, (c) except as to any claim not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of its Subsidiaries or any of their properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         7.6. Compliance with Credit Documents and Agreements.

         Borrower will, and will cause each of its Domestic Subsidiaries to, comply with (i) any and all covenants and provisions of this Credit Agreement, the Notes and all other Credit Documents to which it is respectively a party and
(ii) all Significant Debt Agreements and other material agreements or instruments to which it is respectively a party.

         7.7. Use of Proceeds of Advances.

         Borrower shall use proceeds of Advances only for the purposes described in the Recitals and Section 2.2(c).

         7.8. Assets and Property.

         Borrower and each Subsidiary will maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear and any casualty excepted.

         7.9. Books and Records; Inspections.

                  (a) The Borrower and each Subsidiary will maintain a standard, modern system of accounting (including, without limitation, a complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with good accounting practices. During business hours and upon reasonable notice, the Borrower will give representatives of any of the Banks access to all assets, property, books, records and documents of the Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents.

                  (b) At any and all reasonable times on Business Days, upon the request of the Banks and upon not less than five (5) Business Days' prior written notice from the Administrative Agent to Borrower (unless an Event of Default has occurred and is continuing, or the Administrative Agent believes in good faith that an Event of Default has occurred and is continuing, in either of which events one (1) Business Day's notice shall be required), Borrower and each Subsidiary will permit the Administrative Agent, if an Event of Default has occurred and is continuing, any of the Banks, or any agents or representatives designated thereby:

                           (i) to examine its books of accounts, records,
                  reports and other papers (and to make copies and extracts therefrom);

                           (ii) to inspect any of its Collateral; and

                           (iii) to discuss the business and affairs of Borrower
                  or any Subsidiary with its officers and its independent certified public accountants;

         provided, however, that so long as no Event of Default has occurred and is continuing, such inspections contemplated by clauses (a) and (c) of this Section 7.9 shall not be conducted with respect to Borrower or any Subsidiary more than three (3) times in any calendar year; provided that in no event shall any Bank be prevented from making its own inspection at least once per calendar year.

         7.10. Law; Judgments; Material Agreements; Approvals and Permits.

         Borrower and each Subsidiary shall comply in all material respects with all laws, ordinances, regulations, and rules (federal, state, and local) (including those relating to environmental matters) and all final (i.e., after all appeal times have expired) judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower or any Subsidiary, or the assets, business, operations, or property of Borrower or any Subsidiary, as applicable. Borrower and each Subsidiary shall comply in all material respects with all material agreements, documents, and instruments to which Borrower and each Subsidiary is a party or by which Borrower and each Subsidiary, or any of the assets or property of Borrower and each Subsidiary is bound or affected. Borrower and each Subsidiary shall comply in all material respects with all conditions and requirements of all Approvals and Permits. Borrower and each Subsidiary shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower and each Subsidiary.

         7.11. Benefit of Inspections.

         Any inspections or determinations made by the Banks or on their behalf or lien waivers, receipts, or other instruments obtained by the Banks are made or obtained solely for Bank's own benefit and not in any way for the benefit or protection of Borrower.

         7.12. ERISA.

         The Borrower will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by the Borrower so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

         7.13. Further Assurances.

         Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as the Banks may, from time to time, deem reasonably necessary or proper to fully evidence the Loans.

         7.14. News Releases.

         Borrower shall promptly forward to the Banks copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

         7.15. Insurance.

         Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect at all times:

                  (a) Policies of all risk coverage insurance covering (i) its real property of every kind and description, and wherever located, in coverage amounts not less than, from time to time, the full replacement value of all insurable improvements situated thereon and (ii) its tangible personalty in respective coverage amounts not less than, from time to time, the fair market value thereof.

                  (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $5,000,000.00 shall be in effect with respect to Borrower.

                  (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

                  (d) Policies of insurance evidencing product liability and product recall liability coverages in amounts adequate to the levels of Borrower's business operations and reasonably satisfactory to the Banks.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to the Banks. Copies of all policies of insurance evidencing such coverages in effect from time to time, or certificates of such policies reasonably satisfactory to the Banks, shall be delivered to the Banks prior to the initial Advance under this Credit Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon the Banks' request, it shall provide evidence reasonably satisfactory to the Banks that required coverage in required amounts is in effect. At the Banks' option, it shall deliver to the Banks certified copies of all such policies of insurance in effect from time to time, to be retained by the Banks so long as the Banks shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All insurance policies shall name the Administrative Agent and the Banks as an additional insured on all liability insurance and loss payee on all casualty insurance with respect to the Collateral, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to the Banks.

         7.16. New Subsidiaries.

                  (a) Borrower shall promptly and diligently take all actions necessary to cause any existing Domestic Subsidiary not a Guarantor and that subsequently undertakes to conduct any business or operations and any new Domestic Subsidiary (each a "New Domestic Subsidiary") to become a Guarantor and a "Debtor" under the Security Documents. Within thirty (30) days of being acquired or incorporated, or in the case of an existing Domestic Subsidiary within thirty (30) days of its first undertaking to conduct any business or operations (the "Grace Period"), such New Domestic Subsidiary shall deliver to the Banks an executed Continuing Guarantee in the form attached hereto as Exhibit "D", a Security Agreement in the form attached hereto as Exhibit "C", a UCC-1 Financing Statement and such other documents as the Banks may reasonably request. The term "Debtor" shall have the meaning set forth in the Security Agreement.

                  (b) Borrower shall take all actions necessary to add, or cause to be added, the equity interests of any new Foreign Subsidiary to the Pledge Agreement and deliver, or cause to be delivered to the Administrative Agent within thirty (30) days of its acquisition or its first undertaking to conduct any business or operations, any instruments, certificates and transfer powers, to the extent necessary to perfect the Banks' security interest in sixty-five percent (65.0%) of the stock, securities and/or Equity interests in such Foreign Subsidiary.

         7.17. Change in Control.

         There shall be no Change in Control as to the Borrower.

         7.18. Costs and Expenses of Performance of Covenants and Satisfaction of Conditions.

         Borrower and each Subsidiary shall perform all of its obligations and satisfy all conditions under the Credit Documents at its respective sole cost and expense.

         7.19. Financial Covenants.

         Except as otherwise noted, all financial terms in this Section 7.19 not defined in this Credit Agreement shall have the meanings determined in accordance with GAAP. In addition, except as otherwise noted, all financial computations shall be made in accordance with GAAP. Until the

Maturity Date and until the Obligations are paid and performed in full and so long as any Bank has any Commitment outstanding to Borrower, the Borrower agrees that, unless all of the Banks otherwise agree in writing in the Banks' absolute and sole discretion, the Borrower shall maintain at all times:

                  (a) Tangible Net Worth. A minimum Tangible Net Worth in an amount equal to the sum of (i) $170,000,000.00 and (ii) the aggregate of forty percent (40.0%) of the consolidated Net Income of Borrower for each fiscal year, commencing with that fiscal year ending December 31, 2000. "Tangible Net Worth" means (i) the sum of all consolidated capital accounts of the Borrower (including, without limitation, any paid-in capital, capital surplus, and retained earnings but excluding for the avoidance of doubt, treasury stock), less (ii) the sum of the value on Borrower's books of all consolidated Intangible Assets. "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses. Tangible Net Worth shall not be reduced by any Net Income for any fiscal year that is less than zero (i.e., a net deficit or loss); in other words, if Net Income in any fiscal year is less than zero, such Net Income for such fiscal year shall, for purposes of this
         Section 7.19(a) be deemed to be zero.

                  (b) EBITDA Ratio. A maximum EBITDA Ratio of 4:00 to 1.0 as of the end of any fiscal quarter (commencing with the fiscal quarter ending June 30, 2000) ending prior to December 31, 2001, and 3:75 to
         1.0 as of the end of any fiscal quarter ending on or after December 31, 2001.

                  (c) Interest Coverage Ratio. A minimum interest coverage ratio of 2.0 to l.0 as of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2000. This ratio shall be calculated on a rolling four quarter basis by dividing (i) EBITDA for the four fiscal quarters ending on the applicable quarter end date, by (ii) the Interest Expense for such four fiscal quarters, all on a consolidated basis.

         7.20. Subordination.

         All Indebtedness of the Borrower to its stockholders or to any other Person affiliated to the Borrower ("Affiliate Debt") shall be subordinated to the payment of the Obligations in a manner satisfactory to the Administrative Agent. Payments may be made by the Borrower on said Affiliate

Debt so long as there is no Event of Default or Default has occurred and is then continuing or would result therefrom.

         7.21. Eligible Marketable Securities.

         Upon the sale or maturity of any Eligible Marketable Securities that are Collateral, the Borrower agrees to apply the proceeds thereof to the repayment of its Obligations hereunder.

         7.22. Post-Closing.

         Borrower agrees to cooperate with the Administrative Agent and the Banks in delivering any additional items reasonably required by the Banks and the Issuing Bank hereunder and to effectuate the Liens and security interests of the Banks and the Issuing Bank contemplated by the Security Agreement, this Credit Agreement and any other Credit Document, including without limitation (i) the release of any existing Liens (other than Liens permitted pursuant to Section 8.2) on the Collateral, (ii) on a best efforts basis the delivery of fully executed landlord lien waivers not previously delivered as to any leased real property at which the Collateral is located, and (iii) no later than ninety
(90) days after the Closing Date the delivery of any formation and organizational documents not delivered to the Banks on the Closing Date and any instruments, certificates and transfer powers as to the Foreign Subsidiaries not previously delivered with the Pledge Agreement and the completion of such other actions necessary to perfect the security interest granted the Administrative Agent (on behalf of itself and the Banks) under the Pledge Agreement.

         7.23. Affiliated Transactions.

         Borrower agrees that any transactions between Borrower and any Affiliate will be conducted in good faith and at arm's length.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

         Until payment in full of the Notes and the performance of the Obligation, and so long as any Bank has any Commitment outstanding to Borrower, Borrower shall comply with, and to the extent applicable cause each Subsidiary, Domestic and Foreign except as otherwise noted, to comply with, each of the negative covenants contained in this Article 8:

         8.1.     Indebtedness.

         Neither the Borrower nor any Subsidiary will, directly or indirectly, incur, create, assume, guarantee, permit to exist or otherwise become liable with respect to any Indebtedness, except that the foregoing restrictions shall not apply to:

                  (a) Indebtedness owed to the Banks under any Credit Document including without limitation any Indebtedness owed pursuant to any Specified Hedging Agreement with a Bank or an Affiliate thereof;

                  (b) Indebtedness of Borrower to Bank One existing on the date of this Credit Agreement which is reflected on Schedule 8.1(b) attached hereto;

                  (c) Liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under GAAP have been established therefor;

                  (d) Normal trade debts incurred in the ordinary course of business, provided that all such liabilities and debts shall be promptly paid and discharged prior to delinquency unless being contested in good faith;

                  (e) Indebtedness of the other Related Parties to Borrower;

                  (f) Indebtedness of the Borrower to the other Related Parties;

                  (g) Interest Rate Protection Agreements entered into in the ordinary course of business to manage interest rate and currency rate fluctuations;

                  (h) Additional Indebtedness not to exceed $1,000,000.00 in the aggregate principal amount incurred in any fiscal year by Borrower and, excluding Golden Eagle, all Domestic Subsidiaries;

                  (i) Any Asset Securitization Obligations entered into by Golden Eagle;

                  (j) Indebtedness for borrowed money of Golden Eagle not to exceed $20,000,000 in the aggregate principal amount outstanding at any time and aggregate commitments for Indebtedness to Golden Eagle not to exceed $30,000,000 at any time until December 31, 2000 and thereafter not to exceed $20,000,000 at any time;

                  (k) Any guaranty by, or obligation of, Borrower, so long as it is unsecured, as to any Indebtedness of Golden Eagle permitted pursuant to Paragraph (j) of this Section;

                  (l) Indebtedness not to exceed $1,000,000.00, in the aggregate principal amount incurred in any fiscal year by all Foreign Subsidiaries;

                  (m) Any Asset Securitization Obligation entered by a Foreign Subsidiary; and

                  (n) Existing Capital Lease Obligations and other Indebtedness of Borrower and its Subsidiaries existing on the date of this Credit Agreement in an aggregate amount not exceeding $3,600,000.00, excluding any Indebtedness otherwise described in this Section 8.1.

         8.2.     Liens.

         Neither Borrower nor any Subsidiary will incur, assume or permit to exist any Lien on any of its property (now owned or hereafter acquired), other than Permitted Liens.

         8.3.     Loans and Advances, Guarantees, Investments.

         Neither Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to, guarantee the obligations of, or otherwise make any investments in, any Person, except that the foregoing restrictions shall not apply to:

                  (a) investments, loans and advances existing on the date of this Credit Agreement which are reflected in the financial statements delivered to the Banks prior to the date hereof;

                  (b) outstanding accounts receivables which arise from the sale of goods or services in the ordinary course of business;

                  (c) loans and advances by Borrower to the other Related
         Parties;

                  (d) bank deposits and other investments in Cash Equivalents;

                  (e) investments in special purpose entities in connection with Asset Securitization Transactions; or

                  (f) Any guaranty or obligation incurred by Borrower permitted pursuant to Section 8.1.

         8.4.     Mergers, Consolidations, and Acquisitions.

                  (a) Without the prior written consent of all of the Banks, neither Borrower nor any Subsidiary will (i) form a subsidiary, (ii) consolidate or merge with or into or acquire any Person or be acquired by any Person, (iii) acquire all or substantially all of the assets and business of any Person or any division or business unit of any Person, or (iv) allow a Change in Control of Borrower.

                  (b) Notwithstanding anything in subparagraphs (a)(i)-(iii) to the contrary, Borrower and its Subsidiaries may acquire without the prior written consent of any of the Banks one or more Persons so long as (i) the total consideration paid for such acquisition and any related series of acquisitions does not exceed $10,000,000.00, or the total consideration paid for all such acquisitions in the prior twelve month period does not exceed $25,000,000.00, (ii) written notices of such acquisition together with sufficient information as to such acquisition has been provided to the Banks so as to permit them to complete their due diligence as to such acquisition in a reasonably timely manner prior to the acquisition, (iii) within thirty (30) days of the date of the acquisition of a Domestic Subsidiary, Continuing Guarantees and Security Agreements executed by the Domestic Subsidiary are delivered to the Banks, (iv) within thirty (30) days of the date of the acquisition of a Foreign Subsidiary a supplement to the Pledge Agreement as to such Foreign Subsidiary is delivered to the Banks by the Borrower and/or the applicable Domestic Subsidiary, and (v) no Event of Default or Default has occurred and is continuing or would result from such acquisition.

         8.5.     Disposition of Property.

         Neither Borrower nor any Subsidiary will convey, sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its property (whether now owned or hereafter acquired), or Stock or other evidence of beneficial ownership of any Person, and neither Borrower nor any Subsidiary will convey, sell, assign, lease, transfer or otherwise dispose of Collateral, except that the foregoing restrictions shall not apply to:

                  (a) the sale or other disposition of Collateral that is (i) damaged, worn out, unserviceable or obsolete or (ii) sold for fair market value and is no longer necessary for the proper conduct of its business;

                  (b) the disposition in the ordinary course of business of Collateral consisting of equipment in a transaction in which the value of such Collateral or the proceeds of such disposition are concurrently applied to the cost of acquiring similar property of equal or better utility for use in the conduct of its business, provided the Administrative Agent on behalf of the Banks has been granted a first perfected priority security interest on such new property;

                  (c) sales of inventory made in the ordinary course of business;

                  (d) the transfer or other disposition of property between or among Related Parties in the normal course of business and in accordance with and consistent with the past business practices of the Related Parties;

                  (e) the transfer of property in connection with an Asset Securitization Transaction;

                  (f) the sale or disposition of Cirilium;

                  (g) the sale or disposition of a portion of its ownership interest in the Stock of ePicNetz, Inc., a Nevada corporation, so long as Borrower retains ownership interest in at least 51.0% of the Stock thereof; or

                  (h) the sale or disposition of the Excluded Foreign Leases (as defined in Section 4.1(c)) or of foreign leases held by any Foreign Subsidiary.

At the time of any such permitted sale, disposition or transfer, so long as no Event of Default has occurred and is continuing, the Banks agree to execute any documents reasonably necessary to effect the partial release of such property from the Liens of the Security Documents.

         8.6.     Dividends, Distributions and Redemptions.

         Borrower shall not declare or pay any dividend, or other distribution of, or with respect to, or purchase, redeem, or otherwise acquire for value any of its Stock, now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders.

         8.7.     [Intentionally left blank.]

         8.8.     Amendments to Organizational Documents.

         Neither Borrower nor any Subsidiary will amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect or Event of Default or if such amendment could reasonably be expected to impair the interests of the Administrative Agent or the Banks.

         8.9.     Margin Stock.

         Borrower shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from the Banks for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         8.10.    Fiscal Year.

         Except with prior notice to the Banks, Borrower will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         8.11.    Transfer Licenses or Patents.

         Neither Borrower nor any Subsidiary will assign, transfer or convey any of its right, title and interest in its business licenses or patents if such transfer would have a Material Adverse Effect.

         8.12.    Other Agreements.


         In addition to any other restrictions hereunder, Borrower will not enter into, or allow any Subsidiary to enter into, any agreements evidencing, securing or ensuring any Indebtedness thereof or any Asset Securitization Transaction with covenants as to Borrower or said Subsidiary more restrictive than those contained in this Credit Agreement. This Section 8.12, however, shall not apply to any covenants applicable to Golden Eagle in any agreement evidencing, securing or ensuring any Indebtedness of Golden Eagle or any Asset Securitization Transaction entered into by Golden Eagle.

         8.13.    Subsidiary Payments.


         Borrower will not permit any Subsidiary to agree or covenant not to (i) declare or pay dividends or make distributions to the Borrower or (ii) make loans or advances to the Borrower.

         8.14.    No Negative Pledge.


         Borrower will not, or permit any Subsidiary to, agree or covenant for the benefit of any Person to not incur or permit to exist any Lien on any of its property (now owned or hereafter acquired) other than under this Credit Agreement or any Credit Document.

                                   ARTICLE 9.
                                EVENTS OF DEFAULT

         9.1.     Events of Default.


         An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) The failure of Borrower to pay any principal amount specified herein or in any Note when due or any interest or other amount specified herein within three Business Days of when due.

                  (b) The failure of Borrower to observe or perform any Financial Covenant or any covenant contained in (i) the first sentence of Section 7.3, (ii) Section 7.4, 7.17 or 7.21 or (iii) Article 8.

                  (c) The failure of Borrower or any Related Party to observe or perform any of its other covenants, conditions or provisions of this Credit Agreement or any of the Credit Documents other than a failure described in paragraph (a) or (b) of this Section 9.1, if such failure is not remedied within thirty (30) days after written notice thereof is given by the Bank.

                  (d) Any material representation or warranty made by the Borrower or any Related Party herein or in any certificate, financial or other statement furnished by the Borrower pursuant to this Credit Agreement or any of the Credit Documents shall prove to have been materially untrue or incomplete in any material respect when made.

                  (e) The occurrence and continuation of an event of default or similar event and the expiration of any notice or cure period therefor under any other Credit Document or under any document or instrument given by Borrower or any Related Party in connection with any other indebtedness of Borrower or any Related Party to any Bank or Affiliate thereof or the occurrence and continuation of an event of default, termination event or similar event in connection with any Asset Securitization Obligation of Borrower or any Related Party to any Person.

                  (f) Borrower or any Related Party shall (i) fail to pay any Indebtedness subject to a Significant Debt Agreement when due and payable, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, or (ii) allow the occurrence of any material event of default with respect to such Indebtedness, and such failure or default shall continue unremedied for a period of thirty (30) days.

                  (g) Admission by Borrower or any other Related Party of insolvency or bankruptcy or its inability or failure generally to pay its debts as they become due, or Borrower or any other Related Party makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for Borrower or any other Related Party, or for a major part of its property.

                  (h) Appointment of a trustee in bankruptcy, custodian or receiver for Borrower or any other Related Party or for a major part of its property and failure to obtain discharge of such within ninety (90) days after such appointment.

                  (i) Institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, by or against Borrower or any other Related Party (other than bankruptcy proceedings instituted by Borrower or any other Related Party against third parties), and, if instituted against Borrower or any other Related Party, allowance against Borrower or any other Related Party or consent by Borrower or any other Related Party to such proceedings or failure to obtain dismissal, stay or other nullification within ninety
         (90) days after such institution.

                  (j) This Credit Agreement or any of the Credit Documents, or any Lien granted thereunder ceases to be valid and binding on Borrower or any Guarantor, or is declared null and void, or the validity or enforceability thereof, or any Lien granted thereunder is contested by Borrower or any Guarantor or Borrower or any Guarantor denies it has any or further liability under this Credit Agreement or any of the Credit Related Documents.

                  (k) Any levy or execution upon, or judicial seizure of, any material portion of any collateral or security subject to the Security Documents, that is not released or removed within thirty (30) days of its creation.

                  (l) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance against any portion of any material collateral or security subject to the Security Documents, that is not bonded over, removed or released within ninety (90) days after its creation.

                  (m) The institution of any legal action or proceedings to enforce any Lien upon any material portion of any collateral or security subject to the Security Documents, that is not bonded over or dismissed within ninety (90) days after its institution.

                  (n) The liquidation, termination or dissolution of Borrower or any other Related Party.

                  (o) Any final judgment (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $500,000.00 (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

                  (p) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $500,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $500,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days.

                  (q) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and the Banks determine in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $500,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

                  (r) The occurrence of a Change in Control of the Borrower without the written consent of all of the Banks.

         9.2.     Remedies Upon Event of Default.

         If an Event of Default shall have occurred and be continuing, then the Administrative Agent on behalf of the Banks, at the request of the Required Banks (acting at their sole option) may (and the Administrative Agent at the request of the Required Banks hereby agrees to) exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as the Required Banks in their sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                           (i) Terminate the Commitments and cease making
                  Advances and/or declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

                           (ii) Reduce any claim to judgment;

                           (iii) Without notice of default or demand, pursue and
                  enforce any of the Banks' and the Administrative Agent's rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement;

                           (iv) Reduce the RLC Borrowing Base Exclusion to Zero
                  Dollars ($0); and/or

                           (v) Require the Borrower to deposit with the
                  Administrative Agent cash (to be held in a cash collateral account under the sole dominion and control of the Administrative Agent) in an amount equal to the Outstanding LC Balance;

provided, however, that if any Event of Default specified in Sections 9.1(g), 9.1(h) or 9.1(i) shall occur, the Commitment shall terminate and the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by the Banks and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Nothing contained in this Credit Agreement shall be interpreted or construed to limit the right of any Bank to enforce its Note or the Continuing Guarantee (as it relates to such Bank's Note), subject to the provisions of
Section 9A.8(b).

         Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent on behalf of the Banks, at the request of the Required Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Obligation any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Banks or their agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against the Banks at any time existing. The Banks agree to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

         9.3.     Performance by the Banks.

         Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, the Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Required Banks, promptly pay any reasonable amount expended by the Banks and/or the Administrative Agent in such performance or attempted performance to the Administrative Agent at its main office in Phoenix, Arizona, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Banks nor the Administrative Agent assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

         9.4.     Default.

         Anything contained herein to the contrary notwithstanding, it is a condition precedent, among others, to the making of any Advance or the issuance of any Letter of Credit that there be no Default and no Bank or Issuing Bank, as the case may be, shall have an obligation to make any Advance or issue any Letter of Credit if a Default shall occur and then be continuing or shall result from any such Advance or issuance. Any request by the Borrower for any Advance or the issuance of a Letter of Credit shall be deemed a representation and warranty that no such Default exists or would so result.

                                   ARTICLE 9A

                              ADMINISTRATIVE AGENT

         9A.1     Appointment and Authorization.


         Each Bank hereby irrevocably appoints Bank One as the Administrative Agent and authorizes the Administrative Agent to act on behalf of such Bank to the extent provided herein or in any of the Credit Documents or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto as determined by Administrative Agent.

         9A.2     Exculpation.

         Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Credit Agreement, any Credit Documents and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither Administrative Agent nor any of its directors, officers, employees, or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Credit Agreement, any Credit Documents or any other instrument or document delivered hereunder or in connection herewith, (b) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations, or (c) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity.

         9A.3     Administrative Agent and Affiliates.

         Administrative Agent has the same rights and powers hereunder and under the Credit Documents as any other Bank and may exercise the same as though it were not the Administrative Agent. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower and any Affiliate of Borrower, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Administrative Agent need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder, except as otherwise provided herein.

         9A.4     Banks' Credit Decisions.

         Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower, in connection with the making of its respective Commitment, and each has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before an Event of Default or at any time thereafter. Each Bank agrees and acknowledges that Administrative Agent makes no representations or warranties about the creditworthiness of the Borrower or with respect to the legality, validity, sufficiency or enforceability of this Credit Agreement or any of the Credit Documents.

         9A.5     Indemnification.

         Each Bank agrees to indemnify, hold harmless and defend the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Credit Agreement or the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Agreement or Credit Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including, without limitation, attorney's fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respective rights or responsibilities under, this Credit Agreement and the Credit Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower; provided, that no Bank shall be liable for any portion of any such expenses resulting from the Administrative Agent's gross negligence or willful misconduct.

         9A.6     Administration.

                  (a) Administrative Agent shall administer and manage the Loans in the ordinary course of its business and in accordance with its usual practices and that degree of care it would use in administering, managing, and servicing commercial facilities of similar size and type for its own account. Each Bank expressly agrees that, except as expressly otherwise provided herein, Administrative Agent shall, in accordance with such practices and degree of care, make any and all decisions and is hereby authorized to do or cause to be done any and all acts regarding the administration of the facilities in accordance with its sole and absolute discretion.

                  (b) Unless in each case consented to in writing by each Bank affected thereby, in the case of clauses (i), (iv) and (v) below, and with respect to any other clause below, by all of the Banks, neither the Administrative Agent nor any Bank shall (i) agree to the modification or waiver of any of the terms of any of the Credit Documents, or (ii) consent to any act or omission by the Borrower, if such agreement or consent or exercise would:

                           (i) change or modify the interest rate, fees or any
                  repayment provisions set forth in the Credit Documents;

                           (ii) increase, renew or extend the RLC Commitment;

                           (iii) extend the maturity date of the Loans;

                           (iv) postpone any date for payment or prepayment or
                  forgive the payment of principal of, or interest on, the Loans or the payment of any other sum due under the Credit Documents;

                           (v) decrease any principal payment or reimbursement
                  obligation provided for herein;

                           (vi) change the RLC Borrowing Base or any component
                  thereof;

                           (vii) allow any assignment by Borrower or any
                  Guarantor of any right or interest in or obligation under the Credit Documents;

                           (viii) release any Guarantor or any Collateral;

                           (ix) change the definition of Required Banks or any
                  other provision providing for what number or percentage of the Banks are required to grant consent or take any other action;

                           (x) change this Section 9A.6(b);

                           (xi) change, modify or waive any Financial Covenant;

                           (xii) waive any of the conditions precedent set forth
                  in Article 5;

                           (xiii) change or modify any pro-rata sharing
                  provisions set forth in the Credit Documents, including without limitation Section 9A.8;

                           (xiv) waive any Event of Default under Section
                  9.1(a); or

                           (xv) change, modify or waive any provision of the
                  Intercreditor Agreement.

                  (c) As to any matters which are subject to the consent of all of the Banks, the Administrative Agent shall not be permitted or required to exercise any discretion or take any action except with such consent. The Administrative Agent shall be fully protected by the Banks severally and in accordance with their respective Pro Rata Share in so acting or in so refraining from action, but in no event shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability which is contrary to this Credit Agreement or the Credit Documents or applicable law.

                  (d) All communications from the Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval shall be given in the form of a written notice to each Bank containing (i) a reasonably detailed description of the matter or thing as to which such determination, approval, consent or disapproval is requested, accompanied by such information in Administrative Agent's possession which, in Administrative Agent's opinion, is reasonably relevant to such determination, approval, consent or disapproval, and
         (ii) the course of action and determination recommended by the Administrative Agent in respect thereof. Each Bank shall reply within ten (10) Business Days after such written notice is given by Administrative Agent, and, if such reply is not so given by a Bank, such course of action shall be deemed to have been disapproved by such Bank.

         9A.7     Default by a Bank.

         In the event that any Bank (the "Defaulting Bank") fails to make timely payment to Administrative Agent of any sum due under this Credit Agreement, including without limitation, such Bank's Pro Rata Share of any Advance, Disbursement or liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or any other expenses or amounts due Administrative Agent, any non-defaulting Bank may, but shall not be required to, advance such amount and recover such amount on demand from the Defaulting Bank, together with interest thereon at the Federal Funds Rate commencing on the date such amount was made available to Administrative Agent and ending on the date Administrative Agent recovers such amount.

         9A.8     Collections; Sharing of Payments.

                  (a) Administrative Agent, upon receipt, shall promptly distribute in like funds as received to each Bank its Pro Rata Share of all payments of principal, interest and fees (including without limitation any Letter of Credit Fees) received by Administrative Agent on or with respect to the Loans, whether collected from Borrower, or any security for the Loans, or otherwise, after first deducting any costs, fees or other charges due Administrative Agent hereunder or under the Credit Documents, with the exception of (i) any fees payable to the Administrative Agent and the Documentation Agent pursuant to the Fee Letter, and (ii) any charge for the administrative expenses of the Issuing Bank in connection with the Letters of Credit paid by Borrower pursuant to Section 2.12, which amounts shall be paid to the Issuing Bank.

                  (b) If any Bank shall receive and retain any payment, whether by set off, application of deposit balance or security, or otherwise, in respect of the obligations of Borrower hereunder in excess of such Bank's Pro Rata Share, then such Bank shall purchase from the other Banks (for cash and at face value and without recourse) such participation in the Loans held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with the other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payments so recovered, but without interest.

         9A.9     Successor Administrative Agent.

         The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Borrower and the Banks agree to execute and deliver to such successor Administrative Agent such documents and agreements as such successor Administrative Agent may require to carry out the succession contemplated herein.

         9A.10 [Intentionally left blank].

         9A.11    SEVERAL AND NOT JOINT NATURE OF OBLIGATIONS.

         ANY OTHER PROVISION OF THIS CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, TO THE CONTRARY NOTWITHSTANDING, BORROWER ACKNOWLEDGES AND AGREES THAT ALL OBLIGATIONS OF THE BANKS PURSUANT TO THE CREDIT DOCUMENTS WILL BE SEVERAL AND NOT JOINT. IN THE EVENT ANY BANK BREACHES ITS OBLIGATIONS PURSUANT TO THIS CREDIT AGREEMENT OR THE OTHER CREDIT DOCUMENTS, BORROWER MAY ENFORCE ITS RIGHTS ONLY AGAINST THE BANK OR BANKS CAUSING SUCH BREACH, AND BORROWER SHALL HAVE NO RIGHTS AGAINST THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER BANKS.

         9A.12    Relationship of Borrower to the Administrative Agents and the
Banks.

                  (a) Form of Request. With respect to matters under the Credit Documents for which approval, consent, or determination of the Administrative Agent or any Bank is required, Borrower's request will:

                           (i) Be given in the form of a written request to the
                  Administrative Agent;

                           (ii) Be accompanied by a reasonably detailed
                  description of the matter as to which such determination, approval or consent is requested;

                           (iii) Include, to the extent not previously provided
                  to the Administrative Agent or such Bank, as the case may be, all written materials required to be provided by the Loan Documents and as may be necessary or appropriate to enable the Administrative Agent to make an informed decision; and

                           (iv) Include such other information as the
                  Administrative Agent or such Bank, as the case may be, may reasonably deem appropriate.

                  (b) Time for Response. The Administrative Agent will respond to any request from Borrower within twenty (20) Business Days after such written request satisfying the requirements of this Section has been given to the Administrative Agent, unless a shorter period is expressly provided in the Credit Documents for responding with respect to a particular matter, in which case the Administrative Agent will respond within such shorter period; provided, however, that if the Administrative Agent does not respond within the time periods specified above, such failure to respond will conclusively be deemed to constitute disapproval of the matter.

                  (c) Rights to Consult and Seek Approvals. With respect to any matter for which the Administrative Agent is given discretion or are entitled to act pursuant to this Credit Agreement, the Administrative Agent will have the right (in the sole and absolute discretion of the Administrative Agent) to consult with or act at the direction of all or any combination of the Banks, provided that the Administrative Agent will only be obligated to so consult with the Banks to the extent provided in this Credit Agreement. In no event will the Administrative Agent be deemed to have acted unreasonably or in violation of this Credit Agreement if the Administrative Agent withholds any consent, approval or other matter, or acts or refrains from acting, at the direction of all or any combination of the Banks or because a certain number of the

         Banks have failed to approve such action, consent, approval or other matter. With respect to all consents and other matters hereunder, Borrower is entitled to rely upon notices, demands and other communications from the Administrative Agent and is not obligated to determine whether the Administrative Agent has obtained any required consents of the Banks.

         9A.13    Distribution of Information.

         Borrower acknowledges and agrees that the Administrative Agent may provide to the Banks, and that the Banks may provide and communicate to any participant or assignee, or to any Bank subsidiaries or affiliates or successors, originals or copies of this Credit Agreement, all Credit Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and all oral information, at any time submitted by or on behalf of Borrower or received by the Administrative Agent in connection with the Obligations; provided that such participants or assignees agree to maintain the confidentiality of such information except for disclosure to attorneys and accountants of such participants or assignees or to the extent disclosure is required by applicable laws, rules and regulations, judicial process, or to the extent that such information is otherwise publicly available.

         9A.14    Issuing Bank.

         The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of all the Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9A with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article 9A, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Credit Agreement with respect to the Issuing Bank.

         9A.15    Documentation Agent.

         The Documentation Agent, in its capacity as such, shall have no duties or liabilities under this Agreement or any other Credit Agreement.

                                  ARTICLE 10.

                                  MISCELLANEOUS

         10.1.    Modification.

         Except to the extent provided otherwise in Section 9A.6(b), all modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by the Required Banks.

         10.2.    Waiver.

         No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Banks and Administrative Agent hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.3.    Payment of Expenses; Indemnification.

                  (a) Borrower shall pay all reasonable costs and expenses of the Banks and the Administrative Agent (including, without limitation, attorneys' fees and costs) incurred by any of the Banks and the Administrative Agent in connection with the documentation of the Loans, and the preservation and enforcement of rights and remedies of the Banks and the Administrative Agent under this Credit Agreement, the Notes, and/or the other Credit Documents. In addition, Borrower shall pay all reasonable costs and expenses of the Banks and the Administrative Agent in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Notes or any other Credit Document.

                  (b) Borrower agrees to indemnify, hold harmless and defend the Administrative Agent and the Banks, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent and/or the Banks in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any other transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent and/or the Banks under the Credit Agreement or Credit

         Documents; provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, income taxes, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Banks' gross negligence or willful misconduct.

         10.4.    Notices.

         Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or
(ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:                  Hypercom Corporation
                                    2851 West Kathleen Road
                                    Phoenix, Arizona 85053
                                    Attention: Scott Tsujita
                                    Telecopier: (602) 504-4644

         Administrative Agent:      Bank One, Arizona, NA
                                    Post Office Box 71
                                    Phoenix, Arizona 85001
                                    Attention:  Commercial Banking AZ1-1178
                                    Telecopier: (602) 221-1502

         Banks:                     Signature Pages and/or Assignment and
                                    Acceptance

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section.

         10.5.    Governing Law.

         This Credit Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Credit Documents, without regard to Arizona conflicts of law rules.

         10.6.    Invalid Provisions.

         If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and the Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.7.    Binding Effect.

         The Credit Documents shall be binding upon and inure to the benefit of Borrower, the Banks and the Administrative Agent and their respective successors, permitted assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations thereunder.

         10.8.    Entirety.

         The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.9.    Relationship of the Banks and Borrower.

         The Banks and Borrower each have separate and independent rights and obligations under this Credit Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and the Banks for any purpose or in any respect.

         10.10.   Time of the Essence.

         Time is expressly made of the essence of this Credit Agreement.

         10.11.   Good Faith Standard.

         Except where governed by a specific provision of this Credit Agreement for a specific purpose, whenever the approval or consent of the Banks is required hereunder, the Banks shall consider the request for approval or consent on a timely basis, but the Banks shall have such time as may be reasonably necessary to review and consider such request, as determined in their sole judgment, and the Banks shall have the right to not give their approval or consent or to impose such conditions or additional requirements with respect to their approval or consent as the Banks in their sole judgment shall determine. Approvals or consents by the Banks shall be effective only when given in writing, except when otherwise specifically provided herein. The standard by which the Banks shall be governed with respect to a request for approval or consent shall be "good faith" as that term is defined in the Arizona Uniform Commercial Code.

         10.12.   Assignments and Participations; Transferees.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or obligations hereunder, under any Note or under any other Credit Document without the prior written consent of all of the Banks.

                  (b) Each Bank may at any time grant participations in any portion of the Loans and Credit Documents owned by it to an Affiliate of such Bank without the consent of the Administrative Agent or the Borrower. Otherwise each Bank may sell, assign, transfer or otherwise dispose of any portion of its interest therein (each such grant of a participation or interest so sold, assigned, transferred or disposed of being herein called a "Transferred Interest") to other financial institutions or other entities ("Transferees") only with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Administrative Agent, which consent shall not be unreasonably withheld or delayed. In addition, each Bank may pledge any portion of its Notes (or its other rights hereunder) for security purposes to any Federal Reserve Bank. Without in any way limiting the rights of Transferees hereunder, the Borrower agrees that each Transferee shall be entitled to the benefits of the Credit Documents to the extent of its Transferred Interest as if it were the "Bank" in an aggregate amount equal to such Transferred Interest, and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Borrower. As to the grant of a participation interest, each Bank shall retain the sole right to approve, without the consent of any grantee of a participation (a "Participant"), any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of any Credit Document and/or approval under clauses (i), (iv) or (v) of Section 9A.6(b).

                  (c) As to any such assignment to a Transferee, (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance in the form attached hereto as Exhibit "E" with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00, (iii) the amount of the Commitment retained by the assigning Bank, unless the Assignment and Acceptance covers all or the remaining portion of the assigning Bank's interest, rights and obligations under this Credit Agreement, after each such assignment shall not be less than $5,000,000.00, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment, and (v) the Transferee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire attached to the Assignment and Acceptance. Upon acceptance and recording pursuant to paragraph (f) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the Transferee thereunder shall be a party hereto and shall become a "Bank" hereunder, and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Bank under this Credit Agreement (including the obligation to arbitrate all controversies and claims, as required by Section 10.18 hereof) and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 3.6, 3.7(b) and 10.3).

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Transferee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such Transferee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Transferee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Transferee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (vi) such

         Transferee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Transferee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Bank (including the obligation to arbitrate all controversies and claims, as required by Section 10.18 hereof).

                  (e) The Administrative Agent shall maintain at one of its offices in Phoenix, Arizona, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an Transferee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the Transferee (unless the Transferee shall already be a Bank hereunder), the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks. Within five (5) Business Days after receipt of notice, the Borrower, as applicable, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the applicable form of Exhibit "B" hereto.

         10.13.   Headings.

         Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

         10.14.   Survival.

         All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

         10.15.   No Third Party Beneficiary.

         The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render the Banks and the Administrative Agent liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against the Banks and the Administrative Agent, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         10.16.   Schedules and Exhibits Incorporated.


         All schedules and exhibits attached hereto are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         10.17.   Setoff.

         The Banks are hereby authorized upon the occurrence of an Event of Default and during the continuation thereof, without prior notice to Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Banks, or any branch, subsidiary, or affiliate of the Banks, and other indebtedness at any time owing by the Banks, or any branch, subsidiary, or affiliate of the Banks, to or for the credit or the account of Borrower, against any and all of the obligations of Borrower now or hereafter existing under the Credit Documents, irrespective of (i) whether or not the Banks shall have made any demand under the Credit Documents and (ii) whether such obligations are contingent, matured, or unmatured. The Banks agree promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

         10.18.   JURY WAIVER.

         THE BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND THE BANKS AND THE ADMINISTRATIVE AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER CREDIT DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANKS, THE ADMINISTRATIVE AGENT AND THE

BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER CREDIT DOCUMENTS.

         10.19.   Counterparts.

         This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                  HYPERCOM CORPORATION, a Delaware
                                  corporation



                                  By:
                                    -------------------------------------------
                                  Name:
                                    -------------------------------------------
                                  Its:
                                    -------------------------------------------

                                                                   BORROWER


                                  BANK ONE, ARIZONA, NA, a national
                                  banking association



                                  By:
                                    -------------------------------------------
                                  Name:
                                    -------------------------------------------
                                  Its:
                                    -------------------------------------------

                                                       ADMINISTRATIVE AGENT
                                                        AND ISSUING BANK

Commitment: $25,000,000.00                   BANK ONE, ARIZONA, NA, a national
                                             banking association
Notice Address:

Post Office Box 71
Phoenix, Arizona 85001                       By:
                                                --------------------------------
Attention: Commercial Banking AZ1-1178       Name:
                                                  ------------------------------
               Tracy L. Nelson               Its:
                                                 -------------------------------
Telecopier:  (602) 221-1502
                                                                       BANK


Commitment: $25,000,000                      FLEET NATIONAL BANK

Notice Address:

Fleet National Bank
Mail Stop: CT EH 42202A                      By:
                                                --------------------------------
One Landmark Square                          Name:
                                                  ------------------------------
Stamford, CT  06901                          Its:
                                                 -------------------------------
Attention: Kristin M. Centracchio
Telecopier:  (203) 967-8169
                                                 DOCUMENTATION AGENT AND BANK


Commitment: $10,000,000                      IMPERIAL BANK, a California banking
                                              corporation

Notice Address:

Imperial Bank
9920 South La Cienega Boulevard              By:
                                                --------------------------------
Suite 636                                    Name:
                                                  ------------------------------
Inglewood, California  90301                 Its:
                                                 -------------------------------
Attention: Lending Services
Telecopier:  (310) 417-5695                                              BANK

Copy to:

Imperial Bank
400 East Van Buren, Suite 900
Phoenix, Arizona  85004
Attention: Cliff Payson
Telecopier:  (602) 261-7881

                                  SCHEDULE 6.7

            LEGAL PROCEEDINGS; HEARINGS; INQUIRIES AND INVESTIGATIONS


         1. Kevin Kelly v. Hypercom Corporation, United States District Court Central District of California, Case No. CV-00-3004wjr. Kevin Kelly alleges he had an oral agreement to be a consultant with Hypercom for a period of two years a total of $440,000.

         2. Colleen E. Ryan, Plaintiff v. Hypercom Corporation, et al., Defendants, In the Superior Court of the State of Arizona, In and For the County of Maricopa, Case No. CV 98-17338. Employment dispute. Unspecified amount in controversy.

         3. Milton W. Nolan, Plaintiff vs. Hypercom Manufacturing Resources, Defendant, In the United States District Court, For the District of Arizona, Case No. CIV 00-0802 PHX RCB. Employment dispute. Unspecified amount in controversy.

                                  SCHEDULE 6.24

                  SUBSIDIARIES AND JURISDICTION OF ORGANIZATION

1.   Hypercom (Arizona), Inc...........................................Arizona
2.   Hypercom U.S.A., Inc.............................................Delaware
3.   Hypercom Latino America, Inc......................................Arizona
4.   Hypercom Manufacturing Resources, Inc.............................Arizona
5.   Hypercom do Brasil Industria e Comercio Limitada...................Brazil
6.   Hypercom Asia Limited...........................................Hong Kong
7.   Hypercom Australia Pty. Limited.................................Australia
8.   Hypercom Europe Limited, Inc......................................Arizona
9.   Hypercom FSC, Inc................................................Barbados
10.  Golden Eagle Leasing, Inc.........................................Arizona
11.  Hypercom Net Transactions Pty. Ltd..............................Australia
12.  Hypercom Hungary Trading Limited Liability Company................Hungary
13.  Hypercom Network Systems Limited................................Hong Kong
14.  Hypercom Far East Ltd...........................................Hong Kong
15.  Hypercom Asia (Singapore) Pte Ltd...............................Singapore
16.  Hypercom Canada Ltd................................................Canada
17.  Hypercom de Mexico, S.A. de C.V....................................Mexico
18.  Hypercom de Argentina...........................................Argentina
19.  Hypercom de Chile, S.A..............................................Chile
20.  Hypercom Venezuela, C.A.........................................Venezuela
21.  Hypercom Horizon, Inc............................................Missouri
22.  Hypercom Transaction Network, Inc.................................Arizona
23.  Hypercom France S.A.R.L............................................France
24.  Hypercom (Thailand) Co., Ltd.....................................Thailand
25.  Hypercom Gmbh.....................................................Germany
26.  Hypercom Financial Terminals AB....................................Sweden
27.  Hypercom Korea Ltd..................................................Korea
28.  Hypercom Electronics Manufacturing (Shenzhen) Co. Ltd...............China
29.  Hypercom China Co., Limited.....................................Hong Kong
30.  Netset SP Tecnologia e Servicos em Teleinformatica Limitada........Brazil
31.  Netset Tecnologia e Servicos em Teleinformatica Limitada...........Brazil
32.  SEI - Servicos Integrados Comercial Ltda...........................Brazil
33.  Hypercom Network Systems (Pte) Ltd..............................Singapore
34.  ePicNetz, Inc......................................................Nevada

                                  SCHEDULE 6.25

            PRINCIPAL PLACES OF BUSINESS OF DOMESTIC RELATED PARTIES


         Related Party                                                Address
         -------------                                                -------
1.       Hypercom Corporation                                 2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

2.       Hypercom (Arizona), Inc.                             2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

3.       Hypercom U.S.A., Inc.                                2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

4.       Hypercom Latino America, Inc.                        2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

5.       Hypercom Manufacturing Resources, Inc.               2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

6.       Hypercom Europe Limited, Inc.                        2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

7.       Hypercom Transaction Network, Inc.                   2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

8.       ePicNetz, Inc.                                       2851 West Kathleen Road
                                                              Phoenix, Arizona  85053

9.       Hypercom Horizon, Inc.                               9301 Dielman Industrial Dr.
                                                              St. Louis, Missouri  63132

10.      Golden Eagle Leasing, Inc.                           90 Grove Street
                                                              Ridgefield, Connecticut  06877

                                 SCHEDULE 8.1(b)

                              EXISTING INDEBTEDNESS


1. Obligations of Borrower with respect to a Letter of Credit in the amount of $10,429,963.00 issued pursuant to a Reimbursement Agreement dated as of April 1, 1999 between Borrower and Bank One (the "Reimbursement Agreement"), secured by the Deed of Trust (as defined in the Reimbursement Agreement) and guaranteed by Hypercom Arizona, Inc.), Hypercom Latino America, Inc and Hypercom Manufacturing Resources, Inc.

2. The following letters of credit issued by Bank One for the account of Borrower, as they may be extended and/or replaced from time to time:

         (a)      STI15956, Issued 5/26/00 $10,000,000.00

         (b)      IM006676, Issued 6/20/00 $1,220,086.18 to be converted into a three-year term loan

         (c) STIT16089, Issued 6/21/00 $3,555,000.00 subsequently increased to $3,850,000.00

         (d)      STR16123, Issued 6/27/00 $1,000,000.00

                                   EXHIBIT "A"

                           COMPLIANCE CERTIFICATE FOR
                              FISCAL QUARTER ENDING
                              _____________, 20___
                              ("REPORTING PERIOD")

Bank One, Arizona, NA
as Administrative Agent
Post Office Box 71
Phoenix, Arizona  85001

Attn:    Commercial Banking AZ1-1178                      Date:            (1)


Dear Ladies and Gentlemen:

         This Compliance Certificate refers to the Credit Agreement dated as of August 31, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Hypercom Corporation, a Delaware corporation ("Borrower"), the Banks named therein from time to time, Bank One, Arizona, NA, a national banking association as Administrative Agent for the Banks and Fleet National Bank as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 7.1 of the Credit Agreement, the undersigned, an Authorized Officer of Borrower, hereby certifies that:

         Enclosed are the required financial statements for the [quarter] [fiscal year] ending for the Borrower as required under Section 7.1 of the Credit Agreement, which fairly present in all material respects the consolidated financial condition and consolidated results of the operation of the Borrower and its consolidated Subsidiaries as at the dates thereof and for the periods covered thereby, and have been prepared on an accrual basis in accordance with GAAP consistent with SEC disclosure requirements.

         To the best of the undersigned's knowledge, no "Event of Default" and/or other event that with the passing of time or the giving of notice or both would become an Event of Default has occurred [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

         As of the last day of the Reporting Quarter, the computations below were true and correct:

------------

         (1) To be submitted within sixty (60) days after the end of each fiscal quarter of Borrower.

I.       Section 7.19(a) - TANGIBLE NET WORTH

                  Actual Tangible Net Worth                                                           $
                                                                                                       -----------------

                  Requirement:                                                  $170,000,000

                                    plus 40% of Net Income for
                                    each fiscal year commencing
                                    with that fiscal year ending
                                    December 31, 2000                           $
                                                                                --------------

                                    Equals Minimum                                                    $
                                                                                                      ------------------

II.      Section 7.19(b) - EBITDA RATIO (in thousands)

                  Numerator:        Funded Indebtedness                                               $
                                                                                                      ------------------

                           Less Adjusted Eligible Marketable
                           Securities (adjusted to include all cash)                                  (                )
                                                                                                      ------------------

                           Net Funded Indebtedness                                                                     A
                                                                                                      ------------------

                                                                                divided by

                  Denominator:      Net Income
                                                                                                       -----------------

                                    plus Interest Expense
                                                                                                       -----------------

                                    plus income tax expense
                                                                                                       -----------------

                                    plus depreciation
                                                                                                       -----------------

                                    plus amortization
                                                                                                       -----------------

                                    plus extraordinary losses
                                                                                                       -----------------

                                    less extraordinary gains                                          (                )
                                                                                                       -----------------

                                    equals EBITDA                                                                      B
                                                                                                        ----------------

                                                                                      equals                         A/B
                                                                                                         ---------------



                                    Maximum prior to December 31, 2001                     4.00x
                                                                                 ---------------

                                    Maximum December 31, 2001 and thereafter              3.75x
                                                                                ---------------

III.     Section 7.19(c) - INTEREST COVERAGE RATIO

                  Numerator:        EBITDA
                                                                                                     -----------------

                                                                                divided by

                  Denominator: Interest Expense                                                                      B
                                                                                                     -----------------

                                                                                          equals                   A/B
                                                                                                     -----------------

                                                                                        Minimum                   2.0x
                                                                                                     -----------------


                                         HYPERCOM CORPORATION



                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Its:
                                             ----------------------------------

                                  EXHIBIT "A-1"

                       RLC BORROWING BASE CERTIFICATE FOR
                                  PERIOD ENDING
                                           , 20
                              ("REPORTING PERIOD")


Bank One, Arizona, NA
Post Office Box 71
Phoenix, Arizona  85001

Attn:    Commercial Banking AZ1-1178           Date:                       (1)
                                                     -------------------------

Dear Ladies and Gentlemen:

         This RLC Borrowing Base Certificate refers to the Credit Agreement dated as of August 31, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Hypercom Corporation, a Delaware corporation ("Borrower"), the Banks named therein from time to time, Bank One, Arizona, NA, a national banking association as Administrative Agent for the Banks and Fleet National Bank as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 7.1 of the Credit Agreement, the undersigned, an Authorized Officer of Borrower, hereby certifies that as of the last day of the Reporting Period, the computations below were true and correct:

(A) RLC BORROWING BASE EXCLUSION                                                                     $25,000,000

Borrowings in Excess of $25,000,000 subject to mechanics B through D:

TOTAL ACCOUNTS RECEIVABLE
Less: Subject to material offset, etc.
Less: Subject to other Liens (other than Permitted Liens) or not perfected
Less: Over 90 days past due amount
Less: More than 15% over 90 days past due account
Less: Uninsured foreign accounts/no letter of credit
Less: Government Accounts
Less: Related Accounts
Less: Insolvent Customer
Less: No evidence of debt


-------------

(1) To be submitted within forty-five (45) days after the end of each Reporting Period.

Less: Not assignable
Total Eligible Accounts Receivable
Margin                                                                                                            80%
(B) BORROWING POTENTIAL ON ACCOUNTS RECEIVABLE                                                            $

TOTAL INVENTORY
Less: Subject to Lien (other than Permitted Liens)
Less: Work in progress
Less: Conditional sale or book overdraft
Less: Title dispute
Less: Not working condition or not in legal compliance
Less: Located outside U.S.
Less: Violates Fair Labor Standards Act
Less: Not in Security Document location
Less: Stale, spoiled, defective, obsolete, damaged, not otherwise saleable
Less: Inventory over $10,000,000 in leased premises with  no landlord lien waiver
Total Eligible Inventory
Margin                                                                                                            50%
(C) BORROWING POTENTIAL ON INVENTORY                                                                      $

TOTAL CASH AND MARKETABLE SECURITIES
Less: Subject to offset on Lien (other than Permitted Liens)
Less: Not perfected security interest as to Marketable Securities or cash in excess of
$10,000,000.00
Less:  $5,000,000,000
Total Eligible Marketable Securities (zero if negative)
Margin                                                                                                            80%
(D) BORROWING POTENTIAL ON MARKETABLE SECURITIES                                                          $

(E) TOTAL BORROWING POTENTIAL (SUM OF A+B+C+D)

TOTAL REVOLVING LINE OF CREDIT COMMITMENT                                                                 $60,000,000
Outstanding Balance on Revolving Line of Credit
Outstanding LC Obligations
TOTAL RLC AND L/C OBLIGATIONS OUTSTANDING                                                                 $

EXCESS (DEFICIT) BORROWING POTENTIAL                                                                      $


                                              HYPERCOM CORPORATION


                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Its:
                                                  -----------------------------

                                   EXHIBIT "B"

                                  FORM OF NOTES

                                   EXHIBIT "B"

                            REVOLVING PROMISSORY NOTE


$                                                          Phoenix, Arizona
  ----------------------
                                                           -------------, -----


         FOR VALUE RECEIVED, the undersigned (hereinafter collectively called "Maker"), promises to pay to the order of
                                                   (the "Payee"; Payee and each
subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at the office of Bank One, Arizona, NA, a national banking association (the "Administrative Agent"), at Post Office Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking Group, Dept. AZ1-1178, or at such other place as Holder may from time to time designate in writing, the principal sum of
                                        AND NO/100 DOLLARS ($                 )
or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) for the actual number of days elapsed from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  A. Interest shall accrue:

                           1. Except to the extent that an RLC Advance bears
                  interest at the LIBOR Based Rate, on the unpaid principal of each RLC Advance at the Variable Rate.

                           2. To the extent Maker shall elect and to the extent
                  not otherwise provided in the Credit Agreement, on the unpaid principal of an RLC Advance at the LIBOR Based Rate.

                  B. Interest shall be due and payable on each Payment Date.

                  C. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the RLC Maturity Date.

         The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and re-advanced to Maker from time to time, subject to the other terms hereof and the conditions contained in the Credit Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         If any payment required under this Note is not paid within ten (10) days after such payment is due, then, at the option of Holder, Maker shall pay a late charge equal to five percent (5%) of the amount of such payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

         Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its sole discretion.

         This Note is issued pursuant to that Credit Agreement (the "Credit Agreement") dated as of August 31, 2000 among Maker, the Banks named therein from time to time, the Administrative Agent and Fleet National Bank as Documentation Agent, and the Holder shall be entitled to the benefit of all terms and provisions thereof, including without limitation, those relating to acceleration. The capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Credit Agreement.

         Time is of the essence of this Note.

         Upon the occurrence of an Event of Default, and after maturity, including maturity upon acceleration, Holder, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under this Note to the rate that is three percent (3%) above the rate that would otherwise be payable hereunder, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

         Maker shall have the option to prepay this Note, in full or in part, as provided in the Credit Agreement.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner;
(b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of Holder to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of this Note and Holder has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

         Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and, subject to Section 10.12 of the Credit Agreement, any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

         This Note shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

         JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH, OR OTHERWISE RELATING TO, THE INDEBTEDNESS EVIDENCED HEREBY (TOGETHER WITH THIS NOTE, THE "RELATED DOCUMENTS"). THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                   HYPERCOM CORPORATION, a Delaware
                                   corporation



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Its:
                                       ----------------------------------------

                                                                    MAKER

                                   EXHIBIT "C"

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is made and entered into as of the _____ day of _________________, 2000, by _____________________________________, _____________
(hereinafter called "Debtor"), whose chief executive office is located at __________________ ___________________________________, in favor of BANK ONE,
ARIZONA, NA, a national banking association, and its successors and assigns (hereinafter called "Secured Party") as Administrative Agent for the Banks (as defined in the hereinafter defined Credit Agreement) and as Issuing Bank (as defined in the Credit Agreement), whose address is Post Office Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking AZ1-1178. Capitalized terms not otherwise defined herein shall have the meaning given them in the Credit Agreement.

1.       SECURITY INTEREST

         Debtor hereby grants to Secured Party, for the benefit of itself and the Banks and the Issuing Bank, a security interest (hereinafter called the "Security Interest") in all of Debtor's right, title and interest in and to the personal property described on Schedule "A" attached hereto (the "Collateral").

2.       OBLIGATION SECURED

         The Security Interest shall secure the Obligation as defined in that Credit Agreement dated as of August 31, 2000 by and among Hypercom Corporation, a Delaware corporation (hereinafter called the "Borrower"), Secured Party, the Banks and Fleet National Bank as Documentation Agent, as it may be amended, supplemented or otherwise modified from time to time (hereinafter called the "Credit Agreement").

3.       USE; LOCATION; CONSTRUCTION

         3.1 The Collateral is or will be used or produced primarily for business purposes.

         3.2 The Collateral will be kept at Debtor's address set forth at the beginning of this Agreement and/or at the location(s) listed on Schedule "B" attached hereto, if any.

         3.3 Debtor's records concerning the Collateral will be kept at Debtor's address set forth at the beginning of this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF DEBTOR

         Debtor hereby represents and warrants that:

         4.1 Debtor is the owner of the Collateral free of all security interests or other encumbrances and no financing statement covering the Collateral is filed or recorded in any public office except as it relates to the Security Interest and Permitted Liens.

         4.2 The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for business purposes. The address of Debtor set forth at the beginning of this Agreement is the chief executive office of Debtor.

         4.3 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (hereinafter called "Obligor"), and, to the extent necessary, the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests subject to no other Liens other than Permitted Liens. To the best of Debtor's knowledge, each Obligor is solvent, and the amount that Debtor has represented to Secured Party as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. To the best of Debtor's knowledge, no default has occurred in connection with any instrument, document or chattel paper included in the Collateral, no payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

5.       COVENANTS OF DEBTOR

         5.1 Except in the ordinary course of business or as permitted in the Credit Agreement, Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted herein) without obtaining the prior written consent of Secured Party and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral.

         5.2 Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

         5.3 Debtor shall provide and maintain insurance insuring the Collateral against risks as required by the Credit Agreement. At Secured Party's request, Debtor shall deliver to Secured Party the original policies of insurance containing endorsements naming Secured Party as a loss payee.

         5.4 Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral as required by the Credit Agreement.

         5.5 Debtor shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

         5.6 If the Collateral includes motor vehicles, Debtor shall not remove or permit such motor vehicles to be removed from the United States without the prior written consent of Secured Party, shall keep all titled vehicles properly registered with and licensed by the appropriate jurisdiction and shall provide Secured Party with the license numbers of all titled vehicles.

         5.7 After the occurrence of an Event of Default (as hereinafter defined), Debtor, upon demand, shall promptly deliver to Secured Party all instruments, documents and chattel paper included in the Collateral and all invoices, shipping or delivery records, purchase orders, contracts or other items related to the Collateral. Debtor shall notify Secured Party immediately of any material default by any Obligor in the payment or performance of its obligations with respect to any Collateral which would have a Material Adverse Effect on Secured Party. Debtor, without Secured Party's prior written consent, shall not make or agree to make any alteration, modification or cancellation of, or substitution for, or credit, adjustment or allowance on, any Collateral except as permitted in the Credit Agreement.

         5.8 Debtor shall give Secured Party immediate written notice of any change in the location of: (i) Debtor's chief executive office (or residence if Debtor is an individual without an office); (ii) any material assets included in the Collateral or any part thereof; or (iii) Debtor's records concerning the Collateral.

         5.9 Secured Party or its agents may inspect the Collateral during reasonable business hours and may enter during reasonable business hours into any premises where the Collateral is or may be located. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. Secured Party shall have reasonable access to Debtor's records and shall have the right to make extracts therefrom or copies thereof. Upon request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such reasonable detail as Secured Party may require and shall deliver to Secured Party confirming specific assignments of all accounts, instruments, documents and chattel paper included in the Collateral.

         5.10 Except as otherwise provided in the Credit Agreement, Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         5.11 The Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all actual costs and expenses of filing and recording, including the actual costs of any searches, deemed reasonably necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         5.12 If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, to keep the Collateral in good condition and repair, to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform; Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

         5.13 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party (acting in its capacity as agent for the benefit of itself, the Banks and the Issuing Bank), and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all reasonable amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

6. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR

         6.1 Secured Party, after the occurrence of any Event of Default without notice to Debtor, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. Until Secured Party has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Secured Party shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor after the occurrence of an Event of Default (as hereinafter defined), before or after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the day of receipt. All payments and other proceeds of Collateral received by Secured Party directly or from Debtor shall be applied to the Obligation in such order and manner and at such time as Secured Party, in its sole discretion, shall determine. In addition, Debtor shall promptly notify Secured Party of the return to or possession by Debtor of goods underlying any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

         6.2 Secured Party, after the occurrence of an Event of Default and without notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; Debtor hereby irrevocably appoints Secured Party its attorney in fact for all such purposes.

         6.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business as permitted in the Credit Agreement; and (ii) subject to Paragraphs 6.1 and 6.2 above, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement.

7.       COLLATERAL IN THE POSSESSION OF SECURED PARTY

         7.1 Secured Party shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Secured Party, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

         7.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not the Collateral is in Secured Party's possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by Secured Party with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of Secured Party.

8.       EVENTS OF DEFAULT; REMEDIES

         8.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

                  (a) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement (other than a failure or neglect described in one or more of the other provisions of this Paragraph 8.1), if such failure is not remedied within thirty (30) days after written notice thereof is given by Secured Party.

                  (b) Any material warranty, representation or statement contained in this Agreement, that shall be or shall prove to have been materially false when made or furnished.

                  (c) Any levy or execution upon, or judicial seizure of, any material portion of the Collateral or any other collateral or security for the Obligation, that is not released or removed within thirty (30) days of its creation.

                  (d) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance against, any material portion of the Collateral or any other collateral or security for the Obligation that is not removed and released within ninety (90) days after its creation.

                  (e) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any material portion of the Collateral or any other collateral or security for the Obligation, that is not bonded over or dismissed within ninety (90) days after its institution.

                  (f) The abandonment by Debtor of all or any material part of the Collateral.

                  (g) The loss, theft or destruction of, or any substantial damage to, any material portion of the Collateral or any other collateral or security for the Obligation, that is not adequately covered by insurance.

                  (h) The occurrence of any event of default under the Credit Agreement or any other document or instrument executed or delivered in connection with the Obligation.

         8.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

                  (a) Declare all or any part of the Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                  (b) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Debtor. Debtor, upon demand by Secured Party, shall assemble the Collateral and deliver it to Secured Party or to a place designated by Secured Party that is reasonably convenient to both parties.

                  (c) Pursue any legal or equitable remedy available to collect the Obligation, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

                  (d) Upon obtaining possession of the Collateral or any part thereof, after notice to Debtor as provided in Paragraph 8.4 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligation, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligation, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

                  (e) Give instructions with respect to any investment property and/or place any investment property in the name of the Secured Party.

                  (f) With respect to any Collateral consisting of stock, securities and/or equity interests pledged to the Secured Party ("Pledged Securities") as to certain Subsidiaries (collectively, the "Company") of Debtor:

                           (i) Transfer the Pledged Securities or any part
                  thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof;

                           (ii) Vote any or all of the Pledged Securities and
                  give all consents, waivers and ratifications in respect thereof and otherwise acting with respect thereto as though it were the absolute owner thereof;

                           (iii) Exercise any and all rights of conversion,
                  exchange, subscription, or any other rights, privileges or options pertaining to any of the Pledged Securities including, but not limited to, the right to exchange, at its discretion, any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by Debtor or Secured Party of any right, privilege or option pertaining to any of the shares of the Pledged Securities, and in connection therewith to deposit and deliver such shares of Pledged Securities with any committee, depository, transfer agent, registrar or any other agency upon such terms as Secured Party may determined without liability except to account for the property actually received by it;

                           (iv) Receive and retain any dividend or other
                  distribution on account of the Pledged Securities; and

                           (v) Sell any or all of the Pledged Securities in
                  accordance with the provisions thereof.

         8.3 Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

         8.4 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least ten (10) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

         8.5 Debtor shall pay all reasonable costs and expenses, including without limitation actual costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

         8.6 In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

9.       MISCELLANEOUS PROVISIONS

         9.1 The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

         9.2 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or
(iv) release any part of the Collateral from the Security Interest.

         9.3 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling;
(iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

         9.4 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed according to the laws of the

State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

         9.5 No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Debtor and a duly authorized officer of Secured Party.

         9.6 This is a continuing Agreement which shall remain in full force and effect until all of the Obligation has been paid and performed in full and all commitments to extend credit have been terminated.

         9.7 No setoff or claim that Debtor now has or may in the future have against Secured Party or any Bank shall relieve Debtor from paying or performing the Obligation.

         9.8 Time is of the essence hereof. If more than one Debtor, or more than one Borrower, is named herein, the word "Debtor" and the word "Borrower," respectively, shall mean all and any one or more of them, severally and collectively. All liability hereunder shall be joint and several. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future agent under the Credit Agreement and any other successor or assign. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         9.9 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

         9.10 A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

10.      NON-DEBTOR BORROWER PROVISIONS

         10.1 All extensions of credit shall be made to Borrower subject to and in accordance with the terms thereof. It is not necessary for Secured Party or any Bank to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf. Debtor is and shall continue to be fully informed as to all aspects of the business affairs of Borrower that it deems relevant to the risks it is assuming and hereby waives and fully discharges Secured

Party from any and all obligations to communicate to Debtor any facts of any nature whatsoever regarding Borrower and Borrower's business affairs.

         10.2 Debtor authorizes Secured Party, without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation and without affecting the lien or the priority of the Security Interest, from time to time, at the request of any person primarily obligated therefor, to renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, all or any part of the Obligation, including increase or decrease any rate of interest thereon. Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against Borrower;
(ii) the benefits of any statutory provision limiting the liability of a surety, including without limitation the benefit of Section 12-1641, et seq., of the Arizona Revised Statutes; and (iii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Debtor shall have no right of subrogation and hereby waives any right to enforce any remedy which Secured Party now has, or may hereafter have, against Borrower.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                   ------------------------------------------



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                                                       DEBTOR

                                  SCHEDULE "A"

                                   COLLATERAL


All of Debtor's right, title and interest in and to the following described personal property:

                  (a) All accounts, general intangibles, instruments, documents and chattel paper (including without limitation all accounts receivable, notes, drafts, lease agreements, lease receivables and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business;

                  (b) All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

                  (c) Any and all securities and other investment property (including, without limitation, stocks, bonds, commercial paper, money market funds, options, futures, and investment contracts of every kind and nature, whether similar or dissimilar to the foregoing), money, money market accounts, deposit accounts and other property and rights of any nature now or hereafter held in or in connection with or constituting part of any marketable securities, and including without limitation, for the avoidance of doubt, (i) any and all Marketable Securities (as defined in the Credit Agreement) whether certificated or uncertificated, and (ii) all capital stock in all Domestic Subsidiaries (as defined in the Credit Agreement), in all cases whether now owned or hereafter acquired, wherever located;

together with (i) all policies or certificates of insurance covering any of the foregoing property, and all awards, loss payments, proceeds and premium refunds that may become payable with respect to such policies; (ii) all property of Debtor that is now or may hereafter be in the possession or control of Secured Party in any capacity, including without limitation all monies owed or that become owed by Secured Party to Debtor; and (iii) all proceeds of any of the foregoing property, whether due or to become due from any sale, exchange or other disposition thereof, whether cash or non-cash in nature, and whether represented by checks, drafts, notes or other instruments for the payment of money, including, without limitation, all property, whether cash or non-cash in nature, derived from tort, contractual or other claims arising in connection with any of the foregoing property.

         "Credit Agreement" means that Credit Agreement dated as of August 31, 2000 by and among Hypercom Corporation, a Delaware corporation, Secured Party, the Banks (as defined therein) and Fleet National Bank as Documentation Agent, as it may be amended, supplemented or otherwise modified from time to time.

                                  SCHEDULE "B"

                                 OTHER ADDRESSES

                                   EXHIBIT "D"

                              CONTINUING GUARANTEE
                              (                   )
                               ------------------

TO:      BANK ONE, ARIZONA, NA, as Administrative Agent

         1. For valuable consideration, the undersigned (hereinafter called "Guarantor"), whose address is set forth after Guarantor's signature below, jointly and severally, and unconditionally, guarantees the prompt performance and payment of and promises to pay to BANK ONE, ARIZONA, NA, a national banking association ("Bank One"), as Administrative Agent (Bank One and any successor administrative agent is herein called "Administrative Agent") for itself and the Banks (as defined in the Credit Agreement), on demand, in lawful money of the United States, any and all indebtedness of HYPERCOM CORPORATION, a Delaware corporation (the "Borrower"). "Credit Agreement" shall mean that certain Credit Agreement dated as of August 31, 2000 among the Borrower, the Banks, and Bank One as Administrative Agent and Issuing Bank, as same may be amended (whether by restatement or otherwise), supplemented or otherwise modified from time to time. If more than one Borrower is named herein, or if this Guarantee is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor" respectively shall mean all and any one or more of them, severally and collectively. The word "indebtedness" as used herein shall mean the "Obligation" as defined in the Credit Agreement.

         2. The liability of Guarantor hereunder shall not exceed at any one time the sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) for principal (whether with respect to loans or reimbursement obligations), plus all interest thereon and all other indebtedness of Borrower under the Credit Agreement. The Banks may permit the indebtedness of Borrower to exceed such maximum liability without impairing the obligation of Guarantor hereunder. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect is actually received by the Banks at or prior to the time of such payment. Any payment by or recovery from Borrower, any other guarantor or any security shall be credited first to that portion of the indebtedness which exceeds the maximum obligation of Guarantor hereunder.

         3. This is a continuing guarantee that shall remain in full force and effect and includes all indebtedness arising under future transactions or under successive transactions which either continue then existing indebtedness or from time to time renew it after it has been satisfied.

         4. Guarantor is providing this Guarantee at the instance and request of Borrower to induce the Banks to extend or continue financial accommodations to Borrower. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrower that Guarantor deems relevant to the obligations of Guarantor hereunder and hereby waives and fully discharges the Banks from any and all obligations to communicate to Guarantor any information whatsoever regarding Borrower or Borrower's financial condition or business affairs.

         5. Guarantor authorizes the Banks and the Administrative Agent, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, Guarantor or other guarantors; (c) take and hold security for the payment of this Guarantee or the indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as the Banks and the Administrative Agent in their respective discretion may determine; and
(e) apply any and all payments from Borrower, Guarantor or any other guarantor, or recoveries from such security, in such order or manner as the Banks and the Administrative Agent in their respective discretion may determine.

         6. Guarantor waives and agrees not to assert: (a) any right to require the Banks or the Administrative Agent to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the indebtedness, to pursue any other remedy available to the Banks or the Administrative Agent, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guarantee; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to the Banks; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq.; (f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the indebtedness; and (g) the benefits of any statutory provision limiting the right of the Banks or the Administrative Agent to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee's sale of any security for the indebtedness, including without limitation the benefits, if any, to Guarantor of A.R.S. Section 33-814. Until the Indebtedness guaranteed hereby is paid in full in accordance with the provisions of Section 18(a) hereof, Guarantor agrees that it will not assert, enforce, or otherwise exercise (i) any right of subrogation to any of the rights or liens of the Banks against Borrower, or any other obligor on the indebtedness guaranteed hereby or against any collateral or other security for the indebtedness guaranteed hereby, or any part thereof, or (ii) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Borrower, or any other obligor or other guarantor on all or any part of the indebtedness guaranteed hereby or any guarantor thereof (whether such rights in clause (i) or clause (ii) preceding arise in equity, under contract, by statute, under common law, or otherwise); provided, however, that nothing herein contained shall be deemed to limit Guarantor's exercise of such rights after the indebtedness guaranteed hereby has been paid in full in accordance with the provisions of Section 18(a) hereof.

         7. All existing and future indebtedness of Borrower to Guarantor is hereby subordinated to the indebtedness of Borrower to the Banks and such indebtedness of Borrower to Guarantor, if the Banks so requests at any time after the indebtedness shall have become, or be declared to be, due and payable in full, shall be collected, enforced and received by Guarantor as trustee for the Banks and shall be paid over to the Banks on account of the indebtedness of Borrower to the Banks, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

         8. In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Guarantor given to the Banks by law, each of the Banks shall have, with respect to any and all indebtedness, a lien and a right of setoff against, and Guarantor hereby grants to the Banks a security interest in, all monies, securities and other property of Guarantor now and hereafter in the possession of or on deposit with the Banks, whether held in a general or special account or deposit, or for safekeeping or otherwise; every such lien and right of setoff may be exercised without demand upon or notice to Guarantor upon the occurrence of an Event of Default (as defined in the Credit Agreement) and during the continuation thereof. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Banks, by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing.

         9. It is not necessary for the Banks or the Administrative Agent to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         10. Guarantor agrees to pay all reasonable attorneys' fees and all other costs and expenses which may be incurred by the Banks or the Administrative Agent in enforcing this Guarantee.

         11. The obligations of Guarantor hereunder are joint and several if Guarantor is more than one person or entity, are separate and independent of the obligations of Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any action or actions. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full of the indebtedness is actually received by the Banks and all commitments to extend credit under the Credit Agreement are terminated, notwithstanding any release or termination of Borrower's liability by express or implied agreement with the Banks or by operation of law and notwithstanding that the indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of the Banks. For purposes of this Guarantee, the indebtedness shall be deemed to be paid only to the extent that the Banks actually receives immediately available funds and to the extent of any credit bid by the Banks at any foreclosure or trustee's sale of any security for the indebtedness.

         12. This Guarantee sets forth the entire agreement of Guarantor, the Administrative Agent and the Banks with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by the Banks or the Administrative Agent to Guarantor. No modification or waiver of any provision of this Guarantee or any right of the Banks or the Administrative Agent hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed and delivered in accordance with the requirements of Sections

9.A.6(b) and 10.1 of the Credit Agreement. This Guarantee is given for the benefit of the Banks (which term shall include, for purposes of this Guarantee, not only the Banks as defined in the Credit Agreement but also the Issuing Bank to the extent it has unreimbursed credit exposure under the Credit Agreement), and their successors and assigns, and may be enforced by the Administrative Agent on behalf of any and all Banks and also by any Bank (to the extent such Bank is taking action with respect to monies owed to it),

         13. This Guarantee shall inure to the benefit of the Banks and the Administrative Agent and their respective successors and assigns and shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns. The Banks may assign this Guarantee in whole or in part without notice.

         14. Guarantor represents and warrants to the Banks that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) Guarantor has full capacity and authority to execute, deliver and perform this Guarantee, and the execution, delivery and performance of this Guarantee will not (i) violate any law or regulation, (ii) violate any provision of Guarantor's organizational documents, (iii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's properties may be bound, (iv) violate any order of any court, tribunal or governmental agency binding on Guarantor or any of Guarantor's properties, (v) result in the creation or imposition of any lien of any nature whatsoever on any of Guarantor's properties or assets, (vi) after giving effect to the rights to which reference is made in the last sentence of Section 6 hereof, render Guarantor insolvent under generally accepted accounting principles, (vii) after giving effect to the rights to which reference is made in the last sentence of Section 6 hereof, leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of its business, or (viii) after giving effect to the rights to which reference is made in the last sentence of Section 6 hereof, result in the incurrence of debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) beyond Guarantor's ability to pay them when and as they become due; (c) no approval or consent of, or filing or registration with, any federal, state or local regulatory authority is required in connection with the execution, delivery and performance of this Guarantee; and (d) this Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights. These representations and warranties shall survive the execution of this Guarantee. As used in this paragraph, "insolvent" means the present fair saleable value of assets is less than the probable amount required to be paid on existing debts when and as they mature.

         15. This Guarantee shall be governed by and construed according to the laws of the State of Arizona.

         16. Notwithstanding anything else herein to the contrary, if the Guarantor's obligations hereunder are subject to avoidance by a trustee or debtor-in-possession in any bankruptcy proceedings under the United States Bankruptcy Code or any comparable provisions or subject to avoidance by any creditor under applicable state fraudulent transfer acts then, in such event, the Guarantor's obligations hereunder shall be reduced to the maximum amount which would not be subject to such avoidance.

         17. (a) The obligations of Guarantor hereunder shall survive and continue in full force and effect until all commitments to extend credit under the Credit Agreement are terminated and payment in full of the indebtedness is actually received by the Banks and the period of time has expired during which any payment made by Borrower or Guarantor to the Banks may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of Borrower's or any other guarantor's liability by express or implied agreement with the Banks or by operation of law and notwithstanding that the indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of the Banks. For purposes of this Guarantee, the indebtedness shall be deemed to be paid only to the extent that the Banks actually receive immediately available funds and to the extent of any credit bid by the Banks at any foreclosure or trustee's sale of any security for the indebtedness.

         (b) Guarantor agrees that to the extent Borrower or Guarantor makes any payment to the Banks in connection with the indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Banks or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guarantee shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Banks, the indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         18. JURY WAIVER. THE UNDERSIGNED AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND THE BANKS ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

         IN WITNESS WHEREOF these presents are executed as of the       day of
                , 20   .

                                       GUARANTOR:





                                        By:

                                        Name:

                                        Title:


                                        Address:   2851 West Kathleen Road
                                                   Phoenix, Arizona 85053

                                   EXHIBIT "E"

                            ASSIGNMENT AND ACCEPTANCE


                              ______________, 20___


         Reference is made to the Credit Agreement dated as of August 31, 2000 (the "Credit Agreement"), among HYPERCOM CORPORATION, a Delaware corporation, and its Subsidiaries (collectively, the "Borrower"), the banks named therein (the "Banks"), BANK ONE, ARIZONA, NA, a national banking association, as Administrative Agent for the Banks (in such capacity, the "Administrative Agent") and Fleet National Bank as Documentation Agent. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.12 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Details Reply Form in the form of Exhibit "E-1" hereto, and (iii) a processing fee of $2,500.00.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Arizona.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notice:

Effective Date of Assignment:


                                                                    Percentage  Assigned of  Commitment  (set forth
                                                                    as a  percentage  of  the  Commitment  and  the
                                                                    aggregate Commitments of all Banks thereunder)

                             Principal Amount Assigned
Commitment Assigned:         $________________                      ______________%

Loans:                       $ _______________
Participation  Interests
in Letters of Credit         $________________

Fees Assigned
(if any):                    $________________


The terms set forth above and
on the reverse side hereof are
hereby agreed to:                                    Accepted


_____________________, as Assignor  ___________________________________



By__________________________                By _________________________________

    Its____________________                     Its ____________________________



_____________________, as Assignor  ___________________________________



By__________________________                By _________________________________

    Its____________________                     Its ____________________________

                                  EXHIBIT "E-1"

                        ADMINISTRATIVE DETAILS REPLY FORM


Re:      RLC for Hypercom Corporation, a Delaware corporation


1.       NAME OF ENTITY FOR SIGNATURE PAGE:
                                                     --------------------------

2.       NAME OF ENTITY AS IT SHOULD
         APPEAR IN ANY PUBLICITY:                    --------------------------
         (if different than above)

3.       NAME OF PERSON TO RECEIVE DRAFT
         SENIOR CREDIT AGREEMENT AT BANK:
                                                     --------------------------

4.       NAME OF PERSON TO SIGN
         SENIOR CREDIT AGREEMENT:
                                                     --------------------------

5.       CONTACTS:           Credit Contact                    Operations Contact            Legal Counsel
                             --------------                    ------------------            -------------
         Name:
                           --------------------------     --------------------------    ---------------------------

         Title:
                           --------------------------     --------------------------    ---------------------------

         Address:
                           --------------------------     --------------------------    ---------------------------

                           --------------------------     --------------------------    ---------------------------

                           --------------------------     --------------------------    ---------------------------


         Telephone:
                           --------------------------     --------------------------    ---------------------------

         Facsimile #:
                           --------------------------     --------------------------    ---------------------------

         Telex #:
                           --------------------------     --------------------------    ---------------------------

         Answerback:
                           --------------------------     --------------------------    ---------------------------

6.       PAYMENT INSTRUCTIONS:
         Method of Payment:                 Fedwire                                     Chips
                                                   --------------------                       -------------------

 Pay to:
                    -----------------------------------------------------------

 Name of Bank:
                    -----------------------------------------------------------

 City, State, Zip:
                    -----------------------------------------------------------

 ABA Number:                                     Reference:
                    --------------------------              -------------------

 Account Number:                                 Account Name:
                    --------------------------                -----------------

 Attention:
                    -----------------------------------------------------------

                                      -2-